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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        (Amendment No. _________________)

                               Ave. A Corporation
--------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

       Delaware                                       7812                                       23-2854997
-------------------------------            ----------------------------               -----------------------------------
(State or jurisdiction of                  (Primary Standard Industrial               (I.R.S. Employer Identification No.)
 incorporation or organization)             Classification Code Number)

609 Deep Valley Drive, Palos Verdes, CA 90274                    (310) 265-4423
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                  609 Deep Valley Drive, Palos Verdes, CA 90274
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

   Neil Brodsky, 609 Deep Valley Drive, Palos Verdes, CA 90274 (310) 265-4423
--------------------------------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                   COPIES TO:

Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, NY 11509    (516) 371-4598

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ______________________________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Common Stock              5,650,000.00        $1.00                  $5,650,000.00               $1,570.70
-------------------------------------------------------------------------------------------------------------------
   Title of each           Share             Proposed maximum        Proposed maximum            Amount of
   class of securities     amount to be         offering price       aggregate offering          registration fee
   to be registered        registered           per unit                   price

                                                     Total Number of Pages _____

                                                       Exhibit List - Page _____

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss.230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                             Initial Public Offering
[Logo Goes Here]
                               Ave. A Corporation

                        5,650,000 Shares of Common Stock

                   The purchase price for our shares is $1.00.

We are selling 5,650,000 shares of Common Stock ("Shares"), which have a par value of $.001 per share (the "Common Stock") which represents 68% of the total outstanding shares based on the maximum amount of the offering. We are a Delaware corporation. We have fixed the price of all the shares made in this offering at $1.00 each.

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until August 31, 2000, unless we decide to cease selling efforts prior to this date.

This is our public offering, and no public market exists for our shares. We hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers, Inc. after we complete our offering.

Our proposed trading symbol for the over the counter bulletin board is SHAB.

Prior to this offering, there has been no public market for the Shares and there can be no assurance that such a market will develop. The offering price for the common stock has been arbitrarily determined by us. The minimum subscription is 200 Shares and the maximum subscription is 50,000 Shares.

The securities offered hereby are highly speculative and involve a high degree of risk. See the caption "Risk Factors" commencing on page 7.


                                                   PER SHARE            TOTAL
--------------------------------------------------------------------------------
Public offering price                               $ 1.00        $5,650,000.00
Underwriting discounts and commissions                none              none
Proceeds, before expenses, to us                    $ 1.00        $5,650,000.00
--------------------------------------------------------------------------------


The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

               The date of this Prospectus is            , 1999

                                [Logo Goes Here]


                                TABLE OF CONTENTS

Summary ...................................................................    5
Our Company ...............................................................    5
Business ..................................................................    5
The Offering ..............................................................    5
Risk Factors ..............................................................    7
Management Discussion of Analysis of Condition and Results of Operations ..    9
Year 2000 Readiness Disclosure ............................................   10
Use of Proceeds ...........................................................   12
Dilution ..................................................................   13
Business ..................................................................   14
Principal Shareholders ....................................................   17
Management ................................................................   18
Certain Transactions ......................................................   22
Description of Securities .................................................   22
Shares Eligible for Future Sale ...........................................   23
Available Information .....................................................   24
Dividend Policy ...........................................................   25
Stock Transfer Agent ......................................................   25
Experts ...................................................................   25
Legal Matters .............................................................   25
Index to Financial Statements .............................................  F-1

                                     SUMMARY

                                   Our Company

               Our company, Ave. A Corporation, was organized on June 17, 1996 under the laws of the state of Delaware, contains two divisions. SeaHab delivers and is poised to bring new and innovative, recovery treatment to our patients through a new breed of rehabilitation services. KnowHow produces and distributes streaming internet audio and video content to the world wide web. Our headquarters is at 609 Deep Valley Drive, Palos Verdes, CA 90274. Our telephone number at that location is (310) 265-4423. Information contained on our web site at http://www.seahab.com does not constitute part of this prospectus.

                                    Business

               We are selling 5,650,000 shares ("Shares"), which have a par value of $.001 per share. They will be sold by our officers and directors. We have fixed the price of all the shares made in this offering at $1.00 each.

Seahab

               The rehabilitative care industry has grown exponentially over the last 20 years and research projections suggest growth remaining constant. The increase of drug availability multiplied by the general population growth has caused a tremendous increase in demand for recovery treatment. We remove the patient from the traditionally drab, non-healing conducive surroundings of a hospital to the healing conducive environment of a luxury yacht in the Caribbean.

               From a strategic business standpoint, we limit investor risk by leasing fully-crewed yachts. The outsourcing of this component allows us to run more efficiently, limiting cash outlay.

KnowHow

               The internet has grown exponentially over the past five years and research suggests that growth will only increase. The growth of e-commerce and the increasing availability of high speed access to the web have caused a tremendous increase in the demand for multimedia web content. By producing and acquiring new media programming and combining that with chat and instant messaging, KnowHow will be able to bring a unique and exciting network site to the world wide web.

               From a strategic business standpoint, we limit investor risk by leasing production facilities on an as-needed basis. The outsourcing of this component allows us to run more efficiently, limiting cash outlay.

                                  The Offering

Common Stock offered
for sale hereby            Up to a maximum of 5,650,000 shares are being sold by
                           us. The  holders of our  shares are  entitled  to one
                           vote per share on all matters  submitted to a vote of
                           our stockholders and to receive dividends when and if
                           declared by our Board of Directors from funds legally
                           available  for that  purpose.  See "Risk  Factors--No
                           Dividends   and   None    Anticipated".    Upon   our
                           liquidation, dissolution or winding up, holders of our shares are entitled to share in the distribution of all assets remaining after payment of all debts.
                           Holders of our shares do not have cumulative voting rights or preemptive, subscription or conversion rights. The shares presently outstanding are, and the shares offered hereby will be, upon issuance and payment therefore, validly issued, fully paid and non-assessable.

 Offering Price            $1.00 per share. The shares are being sold on a "best
                           efforts" basis and we have the right to immediately utilize the funds received from investors.

Terms of the Offering      There is no minimum offering.  Accordingly, as shares
                           are  sold  we  will  use  the  money  raised  for our
                           activities.  The  offering  will  remain  open  until
                           August 31, 2000,  unless we decide to  terminate  the
                           selling  efforts  prior  to this  date.  The  minimum
                           subscription   is  200   Shares   and   the   maximum
                           subscription is 50,000 Shares.

                                                        Common         Preferred
                                                        Stock          Stock
                                                        -----          -----
Authorized and
Outstanding
Shares of                  Authorized:                  20,000,000     none
Stock                      Outstanding:
                               Prior to Offering:       2,613,800      none
                               After Offering*:         8,263,800      none

*Assuming the maximum amount of the offering has been subscribed.

 Plan of Distribution      This  is  a  direct   participation  and  no  minimum
                           offering,  with no  commitment  by anyone to purchase
                           any  shares.  The shares  will be offered and sold by
                           our  principal   executive  officers  and  directors,
                           although  we may retain the  services  of one or more
                           NASD registered broker/dealers as selling agent(s) to
                           effect offers and sales on our behalf. None have been
                           retained  as of this date.  Assuming  that the entire
                           offering  will be sold then up to the first  $150,000
                           that we raise will be used to pay the expenses of the offering. If a lesser amount is sold this sum will be in proportion to the amount sold. The priority for funds raised in excess of that amount will be applied in the following order (i) repayment of debt; (ii) to complete R & D projects; and (iii) to augment working capital. See "Use of Proceeds." No money raised from the sale of our stock will go into escrow, trust or another similar arrangement.

 Use of Proceeds           Assuming  that the entire  offering will be sold then
                           up to the first  $150,000  that we raise will be used
                           to pay the  expenses  of the  offering.  If a  lesser
                           amount is sold this sum will be in  proportion to the
                           amount sold.  The priority for funds raised in excess
                           of that amount will be applied in the following order
                           (i)  repayment  of  debt;  (ii)  to  complete  R  & D
                           projects;  and (iii) to augment working capital.  See
                           "Use of  Proceeds."  There is no minimum  offering or
                           escrow   of   shareowners'   funds.   See   "Plan  of
                           Distribution."

                                  RISK FACTORS

               The securities offered hereby are highly speculative and involve substantial risks. Prospective investors should carefully consider the following risk factors before making an investment decision.

We have a limited operating history and expectations of future losses, so that there is an uncertainty of profitability.

               The Company is an enterprise organized in June, 1996 and has no operating revenues. Such prospects must be considered in light of the substantial risk, expenses and difficulties encountered by new entrants into the rehabilitation healthcare industry. We have incurred net losses from inception through September 30, 1999 in the amount of $167,912, and therefore has accumulated an earnings deficit, as well as negative working capital. We expect to incur net losses as we continue to expend substantial resources on sales, marketing and administration, and the development of our services. We do not anticipate operating net income until the end of fiscal year 2000. In addition, we currently intend to increase our capital expenditures and operating expenses in order to expand our network to support additional expected subscribers in existing and future markets and to market and provide services to a growing number of potential subscribers. There can be no assurance that we will achieve or sustain profitability or positive cash flow from our operations.

We expect to have competition some of which might be substantial.

               We operate and compete in several markets including the healthcare and rehabilitation markets. These markets are extremely competitive and highly fragmented. There are no substantial barriers to entry, and we expect competition in this market to intensify in the future. In addition to individual small competitors, some competitors may include other large publicly funded organizations. Our current and prospective competitors include many larger companies that have substantially greater financial, technical, marketing and other resources than us.

We expect to have future additional capital requirements.

               Our capital  requirements  depend on numerous factors,  including the rate of market acceptance of our products and services, our ability to maintain and expand our customer base, the rate of expansion of our infrastructure and the level of resources required to expand our market. The lack of adequate funding may adversely affect our ability to meet our short-term objectives. We will require additional financing to expand our sales, maintain public awareness of our services and provide working capital for our anticipated growth. The timing and amount of such capital requirements cannot be accurately predicted. If capital requirements vary materially from those currently planned, or if we are unable to sell the entire amount of the offering, we may require additional financing sooner than anticipated. The lack of additional financing may adversely affect our ability to meet our objectives.

               Any   additional   equity   financing  may  be  dilutive  to  our
shareholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or our anticipated expansion, which could have a material adverse effect on our business, operating results and financial condition.

Our officers and directors have limited liability.

               Our Certificate of Incorporation and By-Laws provide that a director's liability to the Company for monetary damages will be limited. In addition, we are obligated under the Certificate of Incorporation and By-Laws to indemnify our directors and officers against certain liabilities incurred with their service in such capacities. We will execute indemnification agreements which will indemnify each director and officer against certain liabilities which they may incur. Each of these measures could reduce the legal remedies available to us and the shareholders against such individuals.

There is a risk that we may have a liability that is not covered by insurance.

               Although we carry general liability insurance, our insurance may not cover certain potential claims or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, operating results and financial condition.

Although we are careful, there may be security risks to our proprietary information and data.

               Despite the implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Healthcare companies have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of users, current and former employees or others. Unauthorized access could also potentially jeopardize the security of confidential information stored in our computer systems, which may result in our liability to our patients and also may deter potential patients. Although we intend to continue to implement industry standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures implemented by us will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our patients, which could have a material adverse effect on our business, operating results and financial conditions.

We have not paid any dividends and in the foreseeable future we expect that there will be a lack of dividends.

               To date, we have not paid any dividends. We are not currently restricted from paying cash dividends. We presently plan to reinvest earnings in order to finance the expansion and development of our business, and it is therefore unlikely that any cash dividends will be declared in the foreseeable future.

We have used our own attorney to draw all the documents with respect to this offering and no separate investors' counsel was retained by us.

               We have not retained any independent professionals to review or comment on this offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such firm nor any other firm has made, on behalf of the investors, any independent examination of any factual matters represented by management herein, and purchasers of the shares should not rely on the firm so retained with respect to any matters herein described.

There is no underwriter for this offering and we are relying on best efforts of ourselves.

               There is no underwriter for this offering, therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock, we have no experience in the underwriting of any such offering. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

We have a potential for possible delisting of securities and there are risks relating to low-priced stocks which may affect us.

               It is currently anticipated that our common stock will be eligible for listing upon the completion of this offering. If we are not listed, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. In addition, if the trading price of the common stock is below $5.00 per share, trading in such securities would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers in this offering to sell their securities in the secondary market. Disclosure is also required to be made about commissions payable to both the Broker/Dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

               The foregoing penny stock restrictions will not apply to our securities if such securities are listed on the NASDAQ National Market System or are otherwise listed on the regional NASDAQ System and have certain price and buying information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. If we are successful in raising at least $4 million, now, or at some time in the future, our securities would qualify for the exemptions from the penny stock restrictions. Otherwise we will remain subject to Section 15(b)(6) of the Exchange Act governing these penny stock restrictions. If our securities were subject to the existing rules on penny stocks, the market liquidity for our securities could be adversely affected.

               MANAGEMENT DISCUSSION OF ANALYSIS OF CONDITION AND
                              RESULTS OF OPERATIONS

               We have not experienced substantial changes to our business and operations since we began our operations in June, 1996. We expect to expand our business and patient base, which will require us to increase our personnel and purchase equipment, which will result in increasing expenses.

Results of Operations

               For the period from inception in June 17, 1996 to September 30, 1999 we did not generate any revenues and incurred a cumulative net loss of $167,912. Our operating expenses consist of professional fees, payroll, office, and marketing.

               1. Professional fees of $25,000 consisted  principally of general
                  business   consulting,   business   development,   legal   and
                  accounting fees.

               2. Payroll and office expenses of approximately $30,000 consisted principally of related taxes and salaries pad to employees as well as office supplies, telephone and Internet access.

               3. As a  development  stage  company  we  have  had no  marketing expenses to date. We anticipate incurring marketing expenses beginning January 1, 2000.

Liquidity and Capital Resources

               Our capital requirements have exceeded our cash flow from operations as we have been developing our business. At September 30, 1999, we had a working capital deficit of $2,614. As a result, we have depended upon the sales of our common stock and borrowings from our management to finance our working capital requirements.

               During the period from inception to September 30, 1999, we raised gross proceeds of approximately $171,538 from the sale of equities securities to investors and friends and family of our management. We used these proceeds to finance the cost of our operations to date.

               Operating expenses during our development stage as of the year ending September 30, 1999 created a net use of cash of $167,912. We had cash and cash equivalents of $6,240 as of September 30, 1999.

               Anticipated expenditures over the next twelve months are listed on page 13 under "Use of Proceeds." These expenditures will be used to fund our ongoing operations, provide for working capital and cover marketing expenses.

               We need the proceeds of this offering to expand our operations and finance our future working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that $5,500,000 in net proceeds from this offering will satisfy our capital requirements for at least twelve months following the closing of this offering. If our plans change or our assumptions prove to be inaccurate, we may needs to seek additional financing sooner than currently anticipated or curtail our operations.

Material Agreements

               On July 8, 1999 we entered into an employment agreement with Richard Rever. The terms of the agreement include salary payment at the rate of $65,000 per year and 100,000 shares of stock to be distributed over our next calendar year.

               On August 14, 1999 we entered into a consulting agreement with Andrew Buys. The terms of the agreement include salary and payment at the rate of up to $60,000 per year and 10,000 shares of stock.

               We have entered into consulting agreements with members of our Medical Advisory Board. The terms of the agreement include 10,000 shares of stock to each member to be distributed shortly after January 1, 2000.

                         YEAR 2000 READINESS DISCLOSURE

Year 2000 Compliance. The Year 2000 issue involves the potential for system and processing failures of date-related data resulting from computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that contain time-sensitive software may recognize a date using two digits of "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar ordinary business activities.

OUR STATE OF READINESS

               We have defined Year 2000 compliance as follows:

               Information technology time and date data processes, including, but not limited to, calculating, comparing and sequencing data from, into and between the 20th and 21st centuries contained in our software and services offered through the U.S., will function accurately, continuously and without degradation in performance and without requiring intervention or modification in any manner that will or could adversely affect the performance of such products or the delivery of such software and services as applicable at any time.

               Our internal systems include both information technology systems and non-information technology systems. We have initiated an assessment of our proprietary information technology systems, and expect to complete any remediation and testing of all information technology systems during 1999. With respect to information technology systems provided by third-party vendors, we have sought assurances from such vendors that their technology is Year 2000 compliant. All of our material information technology system vendors have replied to inquiry letters sent by us stating that they either are Year 2000 compliant or expect to be so in a timely manner.

               We believe that our internal software and hardware systems will function properly with respect to dates in the Year 2000 and thereafter. Nonetheless, there can be no assurance in this regard until such systems are operational in the Year 2000. We are in the process of contacting all of our significant suppliers to determine the extent to which our interface systems are vulnerable to those third parties' failure to make their own systems Year 2000 compliant. Additionally, any Year 2000 problems experienced by our advertising customers could affect the placement of advertisements on our online services. Accordingly, to the extent the systems of our suppliers and advertising customers are not fully Year 2000 compliant, there can be no assurance that potential system interruptions or the cost necessary to update software will not have a material adverse affect on our business, results of operation or financial condition.

               We are evaluating our non-information technology systems for Year 2000 compliance. We have not, to date, discovered any material Year 2000 issues with respect to our non-information technology systems.

               We are in the process of contacting our material suppliers whose products or services are sold through us to determine if they are Year 2000 compliant. To date, all such suppliers have stated that they are, or expect to be, Year 2000 compliant in a timely manner. Our customers are individual Internet users, and, therefore, we do not have any individual customers who are material to an evaluation of Year 2000 compliance issues.

THE COSTS TO ADDRESS YEAR 2000 ISSUES

               We have expensed amounts incurred in connection with Year 2000 compliance since its formation through December 31, 1998. Such amounts have not been material. The additional costs to make any other software or services Year 2000 compliant by mid-1999 will be expensed as incurred, but are not expected to be material.

               We are not currently aware of any material operational issues or costs associated with preparing our systems for the Year 2000. Nonetheless, we may experience material unexpected costs caused by undetected errors or defects in the technology used in our systems or because of the failure of a material supplier to be Year 2000 compliant.

RISKS ASSOCIATED WITH YEAR 2000 ISSUES

               Notwithstanding our Year 2000 compliance efforts, the failure of a material system or vendor used in our software and service, or the Internet generally, to be Year 2000 compliant could harm the operation of our software and services or prevent us from generating advertising or commerce sales through our software, or have other unforeseen, adverse consequences to us.

               Finally, we are also subject to external Year 2000-related failures or disruptions that might generally affect industry and commerce, such as utility or transportation company Year 2000 compliance failures and related service interruptions. Moreover, participating vendors in our services might experience substantial slow-downs in business if consumers avoid products and services such as air travel both before and after January 1, 2000 arising from concerns about reliability and safety because of the Year 2000 issue. All of these factors could have a material adverse effect on our business, financial condition and results of operations.

CONTINGENCY PLANS

               We are engaged in an ongoing Year 2000 assessment and the development of contingency plans. The results of our Year 2000 simulation testing and the responses received from third-party vendors and service providers will be taken into account in determining the nature and extent of any contingency plans. We have identified our worst-case scenario as the interruption of our business resulting from Year 2000 failure of the electric company or our Internet service providers to provide services. We have not yet completed our worst-case scenario contingency plan. Without a worst-case scenario contingency plan we may not have enough time to complete remedial measures and implement contingency planning for the worst-case scenario. We do plan to complete our contingency plan in accordance with our compliance plan and under the guidance of our consultants in the third quarter of 1999.

                                 USE OF PROCEEDS

               Our success is entirely dependent on our ability to sell the shares in this offering. None of the items listed below can be fully completed unless we raise a minimum of $500,000 from this offering. We may not be able to raise all or part of the funds we need to operate our business. If we are unable to raise these funds we will not remain as a viable going concern and investors may lose their entire investment. If we receive net proceeds in an amount less than $500,000, our business operations will be curtailed to an extent not presently determinable by management.

               The maximum net proceeds from this offering may be as high as $5,500,000 if we sell all of the shares offered. If we are unable to sell all of the shares offered, the net proceeds would be lower.

               In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. In addition, we have outlined the manner in which we intend to use the funds raised, assuming that we sell all of the shares offered. The net proceeds we would receive from the sale of all of the 5,650,000 shares of our common stock offered by this prospectus are estimated to be approximately $5,150,000 if sold through broker-dealers. For lesser percentages of shares sold see the table following. The table also shows how we will use the proceeds of the offering. They are listed in the order of priority to which they will be applied.

                                         Minimum Amount          Maximum Amount
                                            Required             of Net Proceeds
                                            --------             ---------------

Company Proceeds from
the Offering                                $,500,000              $5,650,000
Less: Offering Expenses                           -0-                 150,000
                                             --------              ----------

Net Proceeds from
Offering                                     $500,000              $5,500,000
                                             --------              ----------

Use of Net Proceeds:

Web-hosting                                   $25,000                $150,000
Web-development                               $50,000                $250,000
Video Production                              $25,000                 100,000
Yacht Charters                               $150,000              $1,100,000
Office & Equipment                            $25,000                 100,000
Marketing & Promotion                          25,000               1,250,000
Working Capital, Salaries                     200,000               2,500,000
Travel & Promotion                                -0-                  50,000
                                             --------              ----------
Total Use of Net Proceeds                    $500,000              $5,500,000
                                             ========              ==========


               The specific amounts to be allocated for these purposes will be in our discretion. We reserve the right to alter this stated use of proceeds depending on business conditions.

               To the extent the net proceeds of the offering are not utilized immediately, they will be invested in short-term certificates of deposit, interest bearing deposits, short-term obligations of the United States of America or prime commercial paper.

                                    DILUTION

               We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders and purchasers of the shares in this offering with respect to the number of Shares purchased from us, the total consideration paid and the average price per share paid.


The table below assumes 50% of the Shares offered hereby are sold.

                             Shares Issued           Total Consideration             Average Price
                             Number Percent          Amount Percent                  Per Share
                             --------------          --------------                  ---------
Founder                     2,613,800     48%       $  167,912    2.9%             $1.00
New Investors               2,825,000     52%       $2,825,000   94.4%             $1.00
                            ---------     ---       ----------   -----
               Total        5,438,800    100%       $2,992,912    100%             $1.00
                            ---------     ---       ----------   -----




The table below assumes all of the Shares offered hereby are sold.

                             Shares Issued           Total Consideration             Average Price
                             Number Percent          Amount Percent                  Per Share
                             --------------          --------------                  ---------
Founder                       2,613,800       32%      $   167,912     2.9%           $1.00
New Investors                 5,650,000      100%      $ 5,650,000    97.1%           $1.00
                              ---------      ----      -----------   -----
               Total(1)       8,263,800      100%      $ 5,817,912     100%           $1.00
                              ---------      ----       ----------   -----

               As of September 30, 1999, the net tangible book value of our common stock was ($161,672) or ($.60) per share based on the 2,613,800 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 5,650,000 shares at an offering price of $1.00 per share and after deducting estimated expenses and underwriting discounts, our pro-forma net tangible book value as of that date would be $5,488,328 or $.66 per share, based on the 8,263,800 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $.34 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

                                            Shares                   Shares                 Shares
                                           50% sold                 75% sold              100% sold
                                           --------                 --------              ---------
Offering price                                $1.00                    $1.00                $1.00
Net tangible book value before offering       ($.60)                   ($.60)               ($.60)
Increase attributable to the Offering          $.39                     $.56                 $.72
                                               ----                     ----                 ----

Net tangible book value
after giving effect to the Offering            $.33                     $.50                $.66
                                               -------------------------------------------------
Per share Dilution to new investors            $.67                     $.50                $.34
Percent Dilution per share                      67%                      50%                 33%

               We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

                                    BUSINESS

Philosophy and Objectives of KnowHow

               KnowHow is a new media programming and distribution company that combines unique content with online community building tools. By using its contacts in Hollywood's creative and production communities, we are able to produce low cost, targeted entertainment and informational content not readily available through traditional mediums. By delivering this content over the internet, we are able to offer our audience a truly interactive, multidimensional and meaningful experience. By offering its unique streaming content on a syndication basis to other web sites, we will be able to quickly build traffic and establish partnerships with a wide range of affiliates.

               In the near future, increased broadband access will accelerate the demand for richmedla, interactive experiences online. As this happens, our expertise in content creation, our growing database of streaming product, established brand, distribution channels, and audience base will offer considerable competitive advantages.

Channel Communities

               Our content will be organized into individually branded, topically themed web site channels. Such interactive features as message boards, member profiles, usersubmitted content and so forth will support each channel. Each channel will serve, in effect, as a destination where visitors of similar interests, styles and sensibilities can come together to experience our entertainment and informational content.

Programming

               Our   programming   will  focus  on  dispensing   how-to  advice,
information and expertise tailored to specific consumer and entertainment markets. The following broad channel-categories will cover many of our offerings: Health, Relationships, Sex, ChildCare, Consumer Products, Gardening and Home Improvement. In each channel category, experts will deliver bite-size (30-60 seconds) presentations that can be viewed singly, or as part of a larger ongoing series.

Interactivity

               At set times, our audience will be able to interact live with our online experts, posing questions, getting answers, and suggesting topics they would like to see explored. At all times, our audience will be able to communicate with one another through both real time chat and posted message board formats.

Syndication Partners

               We expect to make our streaming content available for posting and branding by third party web sites. In addition, we will create unique content packages, and provide creative multimedia solutions and related digital content development for third parties.

Philosophy & Objectives of Seahab

               Ave. A Corporation is the first of its kind program dealing with drug and alcohol rehabilitation aboard 170 foot+ luxury sailboats in the healing conducive environment of the Caribbean. Ave. A Corporation is the first to offer its patients an option to the sterile confines of a typical treatment program. We have re-invented rehabilitation by pioneering a treatment known as recreation therapy. We believe the primary component of maintaining long-term sobriety, something traditional programs are largely unsuccessful at, is a recovery environment rich in the tangible qualities of a happy, healthy lifestyle through exposure to alternative and healthy forms of recreation combined with intensive therapy.

               Recreation therapy, exclusive only to us, and a compliment of medically supervised treatments make the Ave. A Corporation project a leading edge experience. The entire program was developed by our medical advisory board which consists of a panel of the rehabilitative healthcare industry's top professionals. Physician designed nutrition supplementation and health education are built into the program, along with individual and group counseling and physical therapy. Best of all, a broad palate of outdoor and water sport based activities, exotic ports of call, gourmet dining and deluxe amenities make recovering on gentle azure seas a breeze.

               Our program is designed to provide proven methods of rehabilitation in an unconventional tropical setting. Ave. A Corporation treats all phases of chemical dependency. Through our program, clients develop new life skills and alternative behavior patterns, their addictions transform from a chronic diagnosis to a challenge that catalyzes a change of perspective.

Service Objectives

                  * To provide a comprehensive treatment for alcohol and chemically dependent individuals utilizing the alternative activity replacement therapy pioneered by Ave. A Corporation and the twelve-step philosophy. The combined knowledge and techniques of physicians, certified counselors, therapists and consulting psychiatrists with 90 years of combined experience in the field of drug and alcohol rehabilitation, help to provide tremendous potential for long-term sobriety.

                  * To provide 24-hours-a-day 7-days-a-week medically directed recovery services.

                  * To provide an inpatient treatment program to assist individuals in achieving permanent changes in chemical behavior.

                  * To provide outpatient treatment during shore leave and to address family concerns.

                  * To provide continued care referrals to maintain health and well being.

                  * To provide an alternative approach that encompasses the mind, body and spirit into rehabilitation.

Program Protocol

               Facility:     One 170 + foot  passenger  sailing  vessel and full
                             crew with access to more vessels as needed.

               History: Established in 1996, the medical advisory board consists of four physicians and two psychiatrists with over 90 years of combined experience in rehabilitation.

               Assessment:   The program is offered  year round with 30 & 60 day
                             programs available. Availability is first come, first serve, except for special intervention cases.

Activities Flexible InPatient Program:

                  *   Massage Therapy
                  *   Group Shore Leave and Tours
                  *   Swimming
                  *   Snorkeling
                  *   Scuba Diving
                  *   Island Exploration
                  *   Fishing
                  *   Horseback Riding
                  *   Water-skiing
                  *   Jet-skiing
                  *   Sailing and Parasailing
                  *   Shopping and Gourmet Dining

After Care Services

          Upon completion of the program, outpatient care is available on a referral basis to holistic or traditional practitioners.

          Family care.

           Through group or conjoined counseling and education the family joins the recovery process.

           Affiliates

           University and private affiliate contacts are available at all ports of call. Combined treatment with chemical dependency centers are available.

Year 2000

               The Year 2000 issue involves the potential for system and processing failures of date-related data resulting from computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that contain time sensitive software may recognize a date using two digits of "00" as the Year 1900 rather than the Year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar ordinary business activities.

               We believe that our internal software and hardware systems will function properly with respect to dates in the Year 2000 and thereafter. Nonetheless, there can be no assurance in this regard until such systems are operational in the Year 2000. We are in the process of contacting all of our significant suppliers to determine the extent to which our interface systems are vulnerable to those third parties' failure to make their own systems Year 2000 compliant. In the event any of our suppliers or vendors prove not to be Year 2000 compliant, we believe that we could find Year 2000 compliant replacement vendors or suppliers without significant delay or expense. Additionally, any Year 2000 problems experienced by our advertising customers could affect the placement of advertisements on our online services. Accordingly, to the extent the systems of our suppliers and advertising customers are not fully Year 2000 compliant, there can be no assurance that potential system interruptions or the cost necessary to update software will not have a material adverse affect on our business, results of operation or financial condition.

Facilities

               We currently lease our office facility on a year to year basis for $1,000.00 per month to provide space for administration, technical support, and customer service.

               Our facilities are adequate for our current needs and suitable additional space, when needed, will be available to accommodate expansion of our operations on commercially reasonable terms.

                             PRINCIPAL SHAREHOLDERS

               The following table sets forth certain information regarding beneficial ownership of our common stock as of April 30, 1999, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the "Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of shares authorized is 20,000,000 shares, each of which is $.001 per share par value. 12,139,354 shares have been issued and are outstanding as follows:

                              Shares  Beneficially          Shares Beneficially
                              Owned Prior to Offering       Owned after Offering
                              -----------------------       --------------------
                              Number         Percent          Percent
                              ------         -------          -------

Neil B. Brodsky(1)             1,500,000       57.0%           18.0%
Advanced Corporate
Technology, Inc.                 200,000        7.6%            2.4%
PushTek, Ltd.                    150,000        5.7%            1.8%
American Medical
Network, Inc.                    250,000        9.5%            3.0%
George Winters(1)                 15,000        0.5%            .18%
Richard Rever(1)                 100,000        3.8%            1.2%
Rose Rever(1)                     75,000        2.8%            0.9%
Andrew Buys                       10,000        0.3%            1.2%
Dr. David Frelinger(1)           200,000        7.6%            2.4%
Total Shares                   2,500,000        95?%             30%
               Directors and Officers as a Group              1,890,000 shares

(1) Directors and Officers
(2) Related by blood or marriage

                                   MANAGEMENT

               There are currently three (3) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

  NAME                        AGE                    POSITION
  ----                        ---                    --------
  Neil B. Brodsky*            34       Chairman, President & Chief Executive Officer

  Richard Rever*              42       V. President Marketing & Sales, COO, Director

  Rose Rever                  68       Vice President Administration

  George M. Winters III*      32       Secretary, Director

  Dr. David Frelinger         72       Vice President of Medical Operations

  * Indicates Board Member


               All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

               The Officers and Directors of the Company are set forth below.

Neil B. Brodsky - President, Chief Executive Officer

               Mr. Brodsky is President & Chief Executive Officer and is responsible for business concept development, corporate strategy, as well as overseeing all operations of the Company. Prior to founding Ave. A Corporation, Mr. Brodsky's work history has focused on sales and marketing electronic and computer products and services. He was highly effective in devising and implementing regional sales and marketing initiatives that resulted in sustained earnings growth in the fax industry as well as in the retail pharmacy area. Most recently, Mr. Brodsky has been involved in developing services in the Internet related business to business temporary personel industry as head of WebTemps Inc.

Richard M.  Rever - Vice  President  of Sales &  Marketing  and Chief  Operating
Officer

               Mr. Rever's responsibilities include sales, product planning, market development, customer support, advertising and public relations. Mr. Rever has overseen the start-up and growth of many successful businesses, among them: a high-technology recruiting agency, a motion picture catering company, and a CPR training company. In addition, Mr. Rever has worked as a publicist at Warren Cowan & Associates, and as a marketing consultant, most recently for Mass Market Masters, helping to position their health and wellness product development services.

Rose Rever - Vice President Administration

               Ms. Rever is Vice President of Administration. She is responsible for the operation of company offices and oversight of human resources, policies and benefits. Ms. Rever's experience includes twenty years as Chief Administrator of Hilton Homes, a custom home building and real estate development company. Most recently, Ms. Rever has been the owner of an award winning restaurant located in North Hollywood, California.

George M. Winters III - Secretary, Director

               Mr. Winters is responsible for the marketing and sales operations of the Company. His responsibilities include sales, product planning, market development, customer support, advertising and public relations. For over 12 years, Mr. Winters has been working in the financial services industry selling and marketing various financial instruments. Originally brokering commodities in the late 80's with Osbourne Financial, Inc., in Los Angeles, Mr. Winters moved on to J.B. Oxford & Co. as a stock trader. Most recently, he was integral during a period of tremendous growth with Investor's Business Daily, Inc., where he held a top management position in sales and marketing.

David P. Frelinger, M.D.- Vice President of Medical Operations

               Dr.  Frelinger's  past  professional  activities  have  included:
Clinical professor and instructor, Department of Medicine, UCLA School of Medicine; President and counselor, Family and General Practice Section, Los Angeles County Medical Association; Director and faculty member, Student Health Service, Loyola Marymount University, Los Angeles, CA; Director and faculty member, Student Health and Counseling Center, California State University, Fullerton, CA; Medical Director and Chairman of the Board, Knights of Malta Free Clinic, Los Angeles, CA. Dr. Frelinger's honors include being a Fellow of both the A.A.F.P. and the A.C.H.A. He Has received his D.O. from the College of Osteopathic Physicians and Surgeons and his M.D. from the University of California College of Medicine, Irvine, CA.

Andrew Buys - Cruise and Itineraries Coordinator

               Mr. Buys is responsible for all day to day operation and coordination of tours, shore activities and events. For years Mr. Buys has captained his own charter yachts based in the Caribbean. Mr. Buys has extensive knowledge and experience of the area as well and valuable relationships with local vendors, custom officers, Immigration and government officials.

Linda Brown - Public Relations/Stockholder Relations

               Ms. Brown began her career in entertainment and corporate publicity. She was the Director of Motion Pictures at Rogers & Cowan Publicity and Bragman Nyman Cafarelli, before moving onto the prestigious PMK Public Relations as a senior press agent for several years. Ms. Brown left to start Indie PR, of which she is the President and Founder. Indie's clients include projects with film and television studios such as Twentieth Century Fox, Fox Television, Sony Pictures, Universal Studios, New Line Cinema, and Turner Entertainment.

MEDICAL ADVISORY BOARD

               The Company will establish an informal Executive Advisory Board, appointed by Mr. Neil Brodsky. The role of the Medical Advisory Board is to be available to assist the Company's management with general business and strategic planning advice upon request from time to time. Accordingly, the Medical Advisory Board Members intend to devote themselves part-time to the affairs of the Company, as needed.

Maurice W. Black, M.D.

               Dr. Maurice W. Black is currently a medical advisory board member with Ave. A Corporation. His other current medical activities include: Medical Advisor for the Department of Health and Human Services, Washington, D.C.; Medical Director. The Substance Abuse Foundation of Long Beach, Long Beach, CA; Medical Director, New Beginnings at Lakewood Regional Medical Center, Lakewood, CA; Program Director, College Hospital of Cerritos, Cerritos, CA. His achievements include establishing the first alcohol treatment program for the military service and he is also certified by the American Society of Addiction Medicine. Dr. Black is a Doctor of Medicine from the University of Pittsburgh, Pennsylvania, and was a resident at the US Naval Hospitals in both Bethesda, Md. and Philadelphia.

Jokichi Takamine, M.D.

               Dr. Jokichi Takamine is currently a medical advisory board member with Ave. A Corporation. His other current professional activities include:
Staff Member, St. John's Hospital Substance Abuce Program, Santa Monica, CA; Director Public Inebriate Program, Los Angeles, CA. Past activities include:
Staff Member, Santa Monica Hospital and Medical Center, Santa Monica, CA; Chairman of the Board, Alcoholism Council of Greater Los Angeles. Dr. Takamine is the recipient of the National Drug Abuse Medicine Award and has served on the Mayor's Committee on Narcotics and Dangerous Drugs, Los Angeles, CA. He is a graduate of New York University Medical School, and is certified by the American Society of Addiction Medicine.

Frank L. Clayman-Cook, Ph.D.

               Dr. Frank Clayman-Cook is currently a medical advisory board member with Ave. A Corporation. His other current medical activities include:
Psychologist in private practice specializing in acute addictive disorders, Los Angeles, CA; Senior Psychological Consultant, Archdiocese of Los Angeles. Past activities include: Staff Psychologist and Program Director, Dual Diagnosis Unit, Edgemont Hospital-Exodus recovery program, Los Angeles, CA; Staff Psychologist and Treatment Coordinator, Washington Medical Center/Exodus Recovery Center, Culver City, CA. He lectures extensively on the diagnosis and treatment of chemical dependency and other addictive disorders. Dr. Clayman-Cook holds doctorates in Psychology and Philosophy from the California School of Professional Psychology and the Institute of Contemporary Psychoanalysis.

Milton Murry Birnbaum, M.D.

               Dr. Milton Murry Birnbaum is currently a medical advisory board member with Ave. A Corporation. His other current professional activities include: the Director of Addiction Medicine at Ancapa-by-the-Sea/S.T.E.P.S. in Los Angeles, CA. Board certified with the American Society of Addiction Medicine, Dr. Birnbaum lectures extensively and has been very active in designing, directing and coordinating programs on alcohol and chemical dependency. He is a graduate of New York University; he received a D.O. from the College of Osteopathic Physicians and Surgeons in Los Angeles, and his M.D. from the University of California, College of Medicine, Irvine, CA.

Monika Goodman-Korn, Ph.D.

               Dr. Monika Goodman-Korn is currently a medical advisory board member with Ave. A Corporation. Her other current medical activities include:
Therapist in private practice specializing in family crisis intervention and groups primarily dealing with dependency, Santa Monica, CA; Co-Supervisor of MFCC interns at the Maple Center, Beverly Hills, CA. Dr Goodman-Korn has been active in designing and implementing chemical dependency and treatment programs. She holds a Ph.D. in Marital and Family Therapy with a special certificate in chemical dependency treatment, a Master's Degree in Clinical Psychology, and a CAC Certified Counseling degree.

Employment Agreements

               We entered into employment agreements with each of Messrs. Richard Rever and Rose Rever which provide for an annual base compensation of $65,000, $45,000, respectively, with additional amenities.

Stock Options

               We have not adopted any formal stock options plans to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants, but is anticipated to do so. The plans will be administered by the Company's Board of Directors, which is authorized to select the plan recipients, the time or times at which awards may be granted and the number of shares to be subject to each option awarded.

Directors' Compensation

               Our directors receive no compensation for their services as directors. Members of the Executive Advisory Board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.


Executive Compensation

               The following table sets forth the annual remuneration expected for the highest paid officers and directors of the Company for the annual period beginning with the closing of this offering.

Name                                      Capacities in Which                  Aggregate
                                Remuneration will be Received               Remuneration
------------------------------------------------------------------------------------------------------
Neil B. Brodsky              Chairman, President and Chief             $115,000.00/1,500,000 shares
                                Executive Officer
Richard Rever COO                                                      $ 65,000.00/100,000 shares
George M. Winters III        Secretary                                             /15,000 shares
Dr. David Frelinger          Vice President of Medical Operations      $100,000.00/200,000 shares*
Christopher Fields, Esq.     Counsel                                                /5,000 shares
Advisory Board Members - Each person                                                15,000 shares each

Indemnification of Officers and Directors

                  At present the Company has not entered into individual indemnity agreements with its Officers or Directors. However, the Company's By-Laws and Certificate of Incorporation provide a blanket indemnification that the Company shall indemnify, to the fullest extent under Delaware law, its directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of directors and officers to the Company and its stockholders for monetary damages will be limited.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Directors and Officers Insurance

                  We are exploring the possibility of obtaining directors and officers ("D & 0") liability insurance. We have obtained several premium quotations but has not entered into any contract with any insurance company to provide said coverages as of the date of this prospectus. There is no assurance we will be able to obtain such insurance.

Keyman Life Insurance

                  Keyman Life Insurance is expected to be purchased after the effective date of this offering in amounts up to $1 million, 50% payable to the Company and 50% payable to family beneficiaries. The Company is planning to purchase such insurance in order to fund the cross purchase of shares from the estate of an officer or director as a result of a death and to provide the Company with capital to replace the executive loss.

                              CERTAIN TRANSACTIONS

                  In March 1999, we offered 1,000,000 shares of our common stock at $1.00 under Regulation D Rule 504. We successfully closed this offering June 29, 1999.

                  We have adopted a policy that all future transactions between the Company and officers, directors and 5% shareholders will be on terms no less favorable that could be obtained from unaffiliated third parties and will be approved by a majority or independent, disinterested directors of the Company.

                            DESCRIPTION OF SECURITIES

               All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Delaware law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

               We are authorized to issue 20,000,000 shares, at a par value $.001 per share. As of the date of this prospectus, there are 2,613,800 shares outstanding. After giving effect to the offering, the issued and outstanding capital stock of the Company will consist of 8,263,800 shares.

               You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

               You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

               You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of shares, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares are, and the shares offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

               You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.

                         SHARES ELIGIBLE FOR FUTURE SALE

               Upon completion of this offering, we will have 8,263,800 shares issued and outstanding assuming all the shares offered herein are sold. The shares sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

               There will be approximately 2,575,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

               The shares owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three
(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Additionally, shares underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

               As of the date hereof and upon completion of the offering, none of our shares (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the shares of Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their shares of our common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

               Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such shares after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

               There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no liklihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for the common stock does develop at a future time, sales of shares by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

                              AVAILABLE INFORMATION

               We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

               The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is [http://www.sec.gov]

               We intend to furnish to our shareowners annual reports containing audited financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

    We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the Chief Executive Officer of Ave. A Corporation, Neil B. Brodsky, at 609 Deep Valley Drive, Suite 200, Palos Verdes, CA 90274, Tel. # (310) 265-4422.

               Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted by us. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

                                 DIVIDEND POLICY

               We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, the financial condition of the Company and general business conditions.

                              STOCK TRANSFER AGENT

               Our  transfer   agent  and  registrar  of  the  common  stock  is
Stocktrans, Inc., 7 E. Lancaster Avenue, Ardmore, PA 19003, Tel. 610-649-7300; Fax. 610-649-7302.

                                     EXPERTS

               Our financial statements (development stage company) as of and for the year ending December 31, 1998 have been audited by Schiffman Hughes Brown, P.C., CPAs, 790 Penllyn Pike, Suite 302, Blue Bell PA 19422, independent auditors, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

               There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

               The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y. 11509, Tel. #(516) 371-4598, [http://www.garnett.com], will pass upon certain legal matters relating 1o the offering.

                                  SEAHAB, INC.

                          INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report .............................................   F-2

Financial Statements:

   Balance Sheets ........................................................   F-3
   Statements of Operations ..............................................   F-4
   Statement of Stockholders' Equity .....................................   F-5
   Statements of Cash Flows ..............................................   F-6

Notes to Financial Statements ............................................   F-7

                                  SEAHAB, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

        AND FOR THE PERIOD JUNE 17, 1996 (INCEPTION) TO DECEMBER 31, 1998

        -----------
         SCHIFFMAN
        -----------
           HUGHES
        -----------
           BROWN
        -----------
A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITOR'S REPORT

        To The Board of Directors and Stockholders
        Of SeaHab, Inc.

        We have audited the accompanying balance sheet of SeaHab, Inc. (a development stage company) as of December 31, 1998, and the related statements of operations, stockholder's equity (deficiency), and cash flows for the year then ended and for the period from June 17, 1996 (Inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SeaHab, Inc. as of December 31, 1998 and the results of its operations and its cash flow for the year then ended and from June 17, 1996 (Inception) to December 31, 1998, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has experienced liquidity problems. Unless the Company can continue to obtain financing from the issuance of common stock and/or through loans, substantial doubt arises about the Company's ability to continue as a going concern (Note 1). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        /s/ Schiffman Hughes Brown
        Schiffman Hughes Brown
        Blue Bell, Pennsylvania
        November 30, 1999

                                       F-2
--------------------------------------------------------------------------------
           790 Penllyn Pike, Suite 302, Blue Bell, Pennsylvania 19422
                      (215) 646-2000 o Fax (215) 646-1937
                         shb@shbcpa.com o www.shbcpa.com

                                  SEAHAB, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 1998

                                     ASSETS

                                                             September 30,
                                          1998                  1999
                                          ----                  ----
                                                             (Unaudited)

Cash                                       $ 0                 $ 6,240
                                           ===                 =======





                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Stockholder's equity:
  Common stock, $.0O1 par value, 20,000,000 shares
  authorized; 313,800 shares issued and outstanding
  in 1998 and 2,613,800 shares at
  September 30, 1999                                   $   314         $  2,614
Additional paid in capital                              62,538          171,538
Deficit accumulated in development stage               (62,852)        (167,912)
                                                       -------         --------
                                                       $     0         $  6,240
                                                       =======         ========

                     The accompanying notes are an integral
                       part of these financial statements

                                   SEAHAB, INC
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                        Cumulative
                                           Since                   September 30,
                                         Inception        1998         1999
                                         ---------        ----         ----
                                                                    (Unaudited)

Revenues                                 $       0    $      0     $         0
                                         ---------    --------     -----------

Costs and expenses:
  Developmental and preoperating costs      62,852         323         105,060
                                         ---------    --------     -----------

Net loss                                 $ (62.852)   $   (323)    $  (105,060)
                                         =========    ========     ===========

Net loss per share of common stock       $    (.20)       --       $      (.10)
                                         =========    ========     ===========

Weighted average shares outstanding        313,800     313,800       1,070,448
                                         =========    ========     ===========






                     The accompanying notes are an integral
                       part of these financial statements

                                  SEAHAB, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                       Total
                                   Common     Paid in    Retained   Stockholder
                                   Stock      Capital    Earnings      Equity
                                 ---------   ---------   ---------    ---------

Balance, January l, 1998         $     314   $  62,386   $ (62,529)   $     171

Net loss for year ended
December 31, 1998                     --           152        (323)        (171)
                                 ---------   ---------   ---------    ---------
Balance, December 31, 1998             314      62,538     (62,852)           0

Issuance of 200,000 shares of
common stock                           200      90,100        --         90,300

Issuance of 2,100,000 shares of
common stock for services            2,100      18,900        --         21,000

Net loss for the period ended
September 30, 1999                    --          --      (105,060)    (105,060)
                                 ---------   ---------   ---------    ---------

Balance, September 30, 1999
(unaudited)                      $   2,614   $ 171,538   $(167,912)   $   6,240
                                 =========   =========   =========    =========

                     The accompanying notes are an integral
                       part of these financial statements

                                  SEAHAB, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                           Cumulative
                                              Since                September 30,
                                            Inception      1998         1999
                                            ---------    ---------    ---------
                                                                     (Unaudited)
Cash flows from operating activities:
 Net loss                                   $ (62,852)   $    (323)   $(105,060)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
   Common stock issued for services              --           --         21,000
                                            ---------    ---------    ---------
Net cash used by operating activities         (62,852)        (323)     (84,060)
                                            ---------    ---------    ---------

Net cash provided by financing activities
    Issuance of common stock                     --            152       90,300
                                            ---------    ---------    ---------

Net increase (decrease) in cash                     0         (171)       6,240

Cash, beginning balance                             0          171            0
                                            ---------    ---------    ---------

Cash, ending balance                        $       0    $       0    $   6,240
                                            =========    =========    =========


Non-cash financing activity:
    Issuance of common stock for service         --           --      $  21,000
                                            =========    =========    =========


                     The accompanying notes are an integral
                       part of these financial statements

                                  SEAHAB, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

1.   Description of Business:

     SeaHab, Inc. (the "Company" or "SeaHab") was organized on June 17, 1996 under the laws of the state of Delaware. SeaHab is poised to bring new and innovative recovery treatment to its patients through a new breed of rehabilitation services. SeaHab removes the patient from the traditionally surroundings of a hospital to the healing conducive environment of a luxury yacht in the Caribbean.

     The Company had no revenues from operations since inception and its ability to continue as a going concern is dependent on the continuation of financing to fund the expenses relating to successfully marketing and operating the yacht Charter S. Management is currently offering 1,000,000 shares of common stock pursuant to Regulation D, Rule 504, of the Securities Act of 1933. Management believes the net cash proceeds of the offering will be $850,000. Management believes the proceeds will provide the working capital necessary to (i) purchase yacht charters and computer hardware, and (ii) bring them to market, at which time the Company believes that sufficient cash will be generated to support its operations. Although management cannot assume the ultimate success of the above plan, it is reasonably confident that it will enable the Company to continue its business and grow modestly.

2.   Significant accounting policies:

     Earnings per share:

     Primary earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock and the equivalent number of common shares of convertible preferred stock. Fully diluted earnings per share reflect the dilutive effect of stock options and warrants. For the year ended December 31, 1998, the computation of fully diluted loss per share was antidilutive; therefore, the amounts reported for primary and fully dilutive loss per share were the same.

     Developmental and preoperating costs:

     Developmental and preoperating costs consist of expenditure incurred by the Company during the course of planned search and investigation aimed at discovery of new knowledge, which will be used to bring the Company to market. The Company expenses all such developmental and preoperating costs as they are incurred.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

                 Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors

                 The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

                 At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under Delaware law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of issuance and distribution

          SEC Registration Fee                              $    1,570.70
          Blue Sky Fees and Expenses                        $    3,800.00
          Legal Fees and Expenses                           $   20,000.00
          Printing and Engraving Expenses                   $   15,000.00
          Accountant's Fees and Expenses                    $   10,000.00
                                                            --------------
                           Total                            $   48,800.00

          The foregoing expenses, except for the SEC fees, are estimated

ITEM 26. Recent Sales of Unregistered Securities.

             (a) Unregistered Securities Sold within the past three years

                       The following  sets  forth  information  relating  to all
                           previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

                       On April 11, 1999, we issued 38,800 shares of common stock, for an aggregate consideration of $38,800. No sales commissions were paid in connection with the offering. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Rule 504 of Regulation D on the basis that the transactions involved a public offering.

                       All investors  had the  opportunity  to ask questions and
                           receive answers from all of our officers, directors and employees. In addition, they had access to review all of our corporate records and material contracts and agreements.

(i) List of persons to whom the public offering securities were sold. Between March 8, 1999 and June 29, 1999

Advanced Corporate Technology, Inc.
Gennaro Balzano
Leticia Cahan
Nan Brodsky
Nancy Coleman
Kevin T. Cabell
Susan Ceasar
April S. Finch
Sharleen B. Glass
Joseph D. Glass
Madek Graham
Stace F. Graham
Craig Hope
Jeff Kuri
Frank E. Lambrecht
Edward Y. Lee
Drew Lambo
DeBorah M. McKinnon
Molly E. O'Hanlon
Duarte Da Silveira
H.L. Stangeland
Greg & Angela Stasiak
Mark Sanderson
Daniel R. Schuch
Judith G. Taylor
Michael Winkler
Henry Winkler
Bess Winters
Eric H. Wade
Rocco Zuccarelli

                               ITEM 27. - EXHIBITS

                                Index to Exhibits

--------------------------------------------------------------------------------
    EXHIBITS
SEC REFERENCE                       TITLE OF DOCUMENT                LOCATION
    NUMBER
--------------------------------------------------------------------------------

    1.1                   Subscription Agreement                    This filing
                                                                     page
--------------------------------------------------------------------------------

    3.1                   Articles of Incorporation                 This filing
                          United Gaming                              page
--------------------------------------------------------------------------------

    3.2                   Amended Articles of                       This filing
                          Incorporation - name change                page
--------------------------------------------------------------------------------

    3.3                   Amended Articles of                       This filing
                          Incorporation - name change                page
--------------------------------------------------------------------------------

    3.4                   Bylaws                                    This filing
                          United Gaming Corporation                  page
                          (Ave. A Corporation)
--------------------------------------------------------------------------------

   10.1                   Employment Agreement                      This filing
                          with Richard Rever                         page
--------------------------------------------------------------------------------

   10.2                   Employment Agreement                      This filing
                          with Rose Rever                            page
--------------------------------------------------------------------------------

   10.3                   Consulting Agreement                      This filing
                          with Andrew Buys                           page
--------------------------------------------------------------------------------

   10.4                   Board Member Agreement                    This filing
                          with George Winters                        page
--------------------------------------------------------------------------------

   10.5                   Lease Agreement on the premises           This filing
                          609 Deep Valley Drive;                     page
                          Suite 200, Palos Verdes, CA 90274035
--------------------------------------------------------------------------------

   23.1                   Consent of Schiffman Hughes Brown,        This filing
                          P.C., CPAs                                 page
--------------------------------------------------------------------------------

   23.2                   Consent of Miles Garnett, Esq.            This filing
                                                                     page
--------------------------------------------------------------------------------

   27.1                   Financial Data Schedule                   This filing
                                                                     page
--------------------------------------------------------------------------------

                 For Office Use Only:

--------------------------------------            ------------------------------
     Broker/Dealer Name & Address                   Investor:
                                                    _________________________

                                                    Investor #: _____________
--------------------------------------            ------------------------------

                                [Logo Goes Here]

                             SUBSCRIPTION AGREEMENT
                                       for
                               AVE. A CORPORATION

                         Common Stock ($1.00 per share)

Persons interested in purchasing shares of Ave. A Corporation (the "Shares") must complete and return this Subscription Agreement along with their check or money order to:

Ave. A Corporation
609 Deep Valley Drive; Suite 200

Palos Verdes, CA 90274, ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of Common Shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this offering.

                Securities Offered - We are offering 5,650,000 shares (par value $.001 per share) at $1.00 per share.

                Minimum Subscription - In connection with this subscription the undersigned hereby subscribes to the number of Common shares shown in the following table.

                            All  Subscribers - The Minimum  Subscription  is 200
                            shares  and  the  maximum   subscription  is  50,000
                            shares.

                Number of Common Shares          =  ____________________________

                Multiply by Price of Shares         x       $1.00 Per Share
                                                    ____________________________

                Aggregate Subscription Price     =  $___________________________

Check or money order shall be made payable to Ave. A Corporation

                Subscription Agreement                              Page 1 of 2

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the Shares, I received a copy of and read your Prospectus dated _____________ 1999.

b) I am a bona fide resident of the state of _______________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, clalms, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the Shares which I am purchasing as follows:

                Name: ________________________________ Date: ___________________

As (check one)

    [ ] Individual     [ ] Tenants in Common  [ ] Existing Partnership
    [ ] Joint Tenants  [ ] Corporation        [ ] Trust
    [ ] Minor with adult  custodian under the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):

___________________________________________________         _____________________________________________
             Signature of Subscriber                                     Residence Address

___________________________________________________         _____________________________________________
           Name of Subscriber (Printed)                                   City or Town

___________________________________________________         _____________________________________________
            Signature of Co-Subscriber                                  State         Zip Code

___________________________________________________         _____________________________________________
          Name of Co-Subscriber (Printed)                                   Telephone

___________________________________________________         _____________________________________________
                Subscriber Tax I.D. or                                   Co-Subscriber Tax I.D. or
                Social Security Number                                   Social Security Number

___________________________________________________
            E-mail Address (if available)

ACCEPTED BY: AVE. A CORPORATION

By: _______________________________________________         Date ________________________________________
                     Officer

                Subscription Agreement                                   Page 2 of 2


                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

             I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "UNITED GAMING CORPORATION", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.

                                             /s/ Edward L. Freel
                                          ______________________________________
                          [SEAL]          Edward L. Freel, Secretary of State

    2634666 8100                          AUTHENTICATION:         0016253
    991423405                                       DATE:         10-08-99

                               TEL NO. 3026548472
                                                            Jun 17,96 12:11 P.02

    STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/17/1996                   CERTIFICATE OF INCORPORATION
  960175553 - 2634666                                  OF
                                             UNITED GAMING CORPORATION

              FIRST:    The name of the corporation is UNITED GAMING CORPORATION

              SECOND: The address of its registered office in the State of Delaware is Three Mill Road, Suite 206, City of Wilmington, County of New Castle, 19806-2146. Its registered agent at such address is The Incorporators Ltd.

              THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

              FOURTH: The corporation shall have the authority to issue one thousand shares of common stock without par value.

              FIFTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the By-Laws of the corporation.

              SIXTH: The stockholders and directors may hold their meetings and keep the books and documents of the corporation outside the State of Delaware, at such places from time to time designated by the By-Laws, except as otherwise required by the Laws of Delaware.

              SEVENTH: The corporation is to have perpetual existence.

              EIGHTH: The name and mailing address of the incorporator is Marie Jorezak, Three Mill Road, Suite 206, Wilmington, DE 19806-2146.

              NINTH: The number of directors of the corporation shall be fixed from time to time by its ByLaws and may be increased or decreased.

              TENTH: The Board of Directors is expressly authorized and shall have such authority as set forth in the By-Laws to the extent such authority would be valid under Delaware Law.

              ELEVENTH: No director of the corporation shall have personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

              THE UNDERSIGNED Incorporator for the purpose of forming a corporation pursuant to the laws of the State of Delaware, does make this Certificate, hereby declaring and certifying that the

              June 17, 1996
                                   BY:            ?????????????
                                      --------------------------------------

                               EMPLOYEE AGREEMENT

This agreement is entered into between Richard Rever (hereafter referred to as Employee) and SeaHab Inc. (hereafter referred to as Employer) commencing July 1, 1999.

1. For consideration provided herein, Employee agrees to provide services as Marketing and Sales Director of SeaHab Inc. Such services include sales, market development, publicity, public relations, customer support, and any and all such services as are necessary to the success of SeaHab Inc.

2. Employee will be listed on SeaHab's Board of Directors as Director of Sales & Marketing, and Chief Operations Officer.

3. Employee's salary, to be paid biweekly, will be $31,200 per year until such time as SeaHab is capitalized and officially announces operation at which time Employee's annual salary will increase to $65,000.

4. A total of 100,000 shares of SeaHab stock will be issued to Employee under this agreement. The distribution of these shares will be contingent upon the following:

          a. An official announcement of SeaHab commencing operations is made.

          b. Employee's continued employment at SeaHab during stock disbursement period.

5. Shares of SeaHab stock will be issued to Employee on the following schedule:

         20,000 shares on September 1, 1999.
         40,000 shares on March 1, 1999.
         40,000 shares on September 1, 2000.

6. Issuance of shares in time frame listed is contingent upon SeaHab SB-2 being filed and completed by September 1, 1999. Should SB-2 filing and completion fail to take place on or before September 1, 1999 stock issuance will change commensurate with new completion date.

         EMPLOYEE

         Dated:  7/8/99                 Signature: /s/ ????????????

         SEAHAB

         Dated: 7/8/99                  By: /s/ ???????????

                               EMPLOYEE AGREEMENT

This agreement is entered into between Rose Rever (hereafter referred to as Employee) and SeaHab Inc. (hereafter referred to as Employer) commencing July 1, 1999.

1. For consideration provided herein, Employee agrees to provide services as Chief Financial Officer of SeaHab Inc. Such services include tax reporting, management of payroll, accounting, budgeting and billing and any and all such services as are necessary to the success of SeaHab Inc.

2. Employee will be listed on SeaHab's Board of Directors as Vice President Administration.

3.   Employee's salary, to be paid biweekly,  will be $45,000. Salary will begin
     at  such  time  that  SeaHab  is  capitalized   and  officially   announces
     commencement of operation.

4. A total of 75,000 shares of SeaHab stock will be issued to Employee under this agreement.

          The   distribution  of  these  shares  will  be  contingent  upon  the following:

          a. An official announcement of SeaHab commencing operations is made.

          b. Employee's continued employment at SeaHab during stock disbursement period.

5. Shares of SeaHab stock will be issued to Employee on the following schedule:

         20,000 shares on September 1, 1999.
         30,000 shares on March 1, 1999.
         25,000 shares on Septemberi, 2000.

6. Issuance of shares in time frame listed is contingent upon SeaHab SB-2 being filed and completed by September 1, 1999. Should SB-2 filing and completion fail to take place on or before September 1, 1999 stock issuance will change commensurate with new completion date.

         EMPLOYEE

         Dated:    7/8/99                            Signature: /s/ Rose Rever

         SEAHAB

         Dated:    7/8/99                            By: ?????????

                              CONSULTING AGREEMENT


THIS AGREEMENT is made and entered into this August 14, 1999 Day of July between SeaHab, Inc. (Company) and Andrew Buys (Consultant):

WHEREAS, the Company desires to have Consultant serve on the Travel Advisory Board for a period of one (1) years.

WHEREAS, the Consultant desires to serve in an advisory capacity on the Company's Travel Advisory Board.

In consideration of the mutual agreement herein contained, it is mutually understood and agreed by and between the parties as follows:

COMPENSATION: Upon signing of Agreement the Company shall issue Ten Thousand shares (10,000) of the Company's common stock issued under Rule 144 of the Security and Exchange Commissions rules and regulations.

In addition, the Consultant shall be paid five thousand dollars ($5,000) per month based on certain conditions including:

1. SeaHab must be in possession of a boat provided by Mr. Buys (35 person capacity or more). Any month SeaHab does not have a boat no fee shall be paid. No additional fees or commissions will be paid.

2. SeaHab must be in operation and the boat provided by Mr. Buys must maintain a minimum occupancy of six persons.

CONSULTANT'S SUGGESTIONS: Company acknowledges and agrees that Consultant services represent Consultant's opinions as to the operation of the Company's business operations, and that Company may, at it's sole and absolute discretion, choose to implement any or all of the Consultants opinions or ignore any or all of the Consultants opinions.

USE OF CONSULTANTS SUGGESTIONS: Company acknowledges and agrees that the Consultants suggestions are not to be interpreted or construe as the Consultant making management decision for the Company. Company shall endeavor to keep the Consultant's advice within the knowledge of the Company and not disclose the Consultant's advice to third party not normally involved in Company business operations.

Since Consultant's suggestions are opinions and may be unsuccessful if not implemented correctly and Consultant has no control over actual operation of the Company, the Company may not institute and thereby waives any claims for any omission or action by Consultant.

MODIFICATION: This Agreement can be changed or modified only in writing and only if consented to and executed by all parties hereto.

ENTIRE AGREEMENT: This document contains the entire Agreement between the parties concerning the subject matter hereof, and no representations, inducements, promises or agreements, oral or otherwise between the parties with reference thereto and not embodied in this document shall be of any force or effect.

LEGAL COUNSEL: All parties to this Agreement represent that they have had adequate opportunity to consult with counsel selected by each of them regarding the negotiations and executions of this Agreement or have waived the benefit of such counsel.

GOVERNING LAW: This Agreement shall be construed in accordance with and be governed by the laws of the State of California. Any legal action commenced by Company or Consultant against the other shall be brought in the State of California in which the Company has its principal place of business.

EFFECTIVE DATE: This agreement shall become binding and effective upon the execution by the respective parties hereto.

CORPORATE AUTHORITY: The execution and delivery of the Agreement by Company and Consultant and the performance of all covenants and obligations under it shall be duly authorized by all necessary corporate action, and Consultant shall receive copies of all resolutions pertaining to the authorization upon request.

NOW THEREFORE, it is hereby agreed as follows:

CONSULTANT'S  DUTIES:  Consultant  will perform the  following  services for the
Company:

Consultant shall use his/her experience and knowledge to assist the Company as a member of it's Travel Advisory Board.

Consultant will provide his/her experience and knowledge in the areas of planning and executing the Company's business plan as related to the Company's drug and alcohol rehabilitation services.

TERMS OF AGREEMENT: The term of this agreement shall be for a period of one (1) year.

INDEMNIFICATION: Company shall indemnify and hold Consultant harmless from any damages or claims of damages arising and any costs, including attorney fees, arising from any claim by anyone in respect to any acts of omission of
Consultant or Consultant's employees or agents, in connection with any consulting services performed by Consultant under this Agreement.

CONFIDENTIALITY: Consultant shall not, at any time during or subsequent to the termination of this Agreement, disclose, confirm, furnish, or make available to or use for the benefit of anyone other than the Company any secret or confidential knowledge or information with respect to the business or other affairs, assets, operations, plans or know-how of the Company or its subsidiaries or affiliates, including but not limited to customer lists, suppliers, and products.

All services performed by Consultant for the Company after the date of this Agreement are subject to and governed by this Agreement.

FOR THE COMPANY                                 CONSULTANT

/s/ Neil Brodsky                                /s/ Andrew Buys
----------------------                          ----------------------
Neil Brodsky                                    Andrew Buys

                              DATE: August 14, 1999
                                    ------------------

                                State of Delaware

                        Office of the Secretary of State                  PAGE 1

              I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "SEAHAB, INC." AS RECEIVED AND FILED IN THIS OFFICE.

       THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

              CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.

              CERTIFICATE  OF AMENDMENT,  CHANGING ITS NAME FROM "UNITED  GAMING
CORPORATION" TO "DENNGCO CORPORATION", FILED THE THIRTIETH DAY OF SEPTEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

              CERTIFICATE   OF  AMENDMENT,   CHANGING  ITS  NAME  FROM  "DENNGCO
CORPORATION" TO "IMAGING INTERNATIONAL INCORPORATED", FILED THE NINTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.

              CERTIFICATE   OF  AMENDMENT,   CHANGING  ITS  NAME  FROM  "IMAGING
INTERNATIONAL INCORPORATED" TO "SEAHAB, INC.", FILED THE NINTH DAY OF APRIL, A.D. 1998, AT 9 O'CLOCK A.M.

              CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF MARCH, A.D. 1999, AT 10 O'CLOCK A.M.

                                        /s/ Edward J. Freel
                                       _________________________________________
                          [SEAL]       Edward J. Freel, Secretary of State

    2634666 810011                     AUTHENTICATION:         0013239
    991422475                                    DATE:         10-06-99

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/09/1997
                                                         971188293 -- 2634666

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


DENNGCO CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of DENNGCO CORPORATION, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


FIRST: THE NAME OF THE CORPORATION IS IMAGING INTERNATIONAL INCORPORATED

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


IN WITNESS WHEREOF, DENNGCO CORPORATION has caused this certificate to be signed by Stace Graham, its President, and Neil Brodsky, its Secretary, this 4th day of June, 1997.

                                   By: /s/ Stace Graham
                                       -----------------------------------
                                        President
                                            Stace Graham


                                   Attest: /s/ Neil Brodsky
                                           ---------------------------------
                                           Secretary
                                                Neil Brodsky

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/09/1998
                                                           981139228 - 2634666

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

       IMAGING INTERNATIONAL INCORPORATED
--------------------------------------------------------------------------------
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of_______________________

        IMAGING INTERNATIONAL INCORPORATED
--------------------------------------------------------------------------------
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1 & 4" so that, as amended, said Article shall be and read as follows:

 1.   THE NAME OF THE CORPORATION IS SEAHAB. INC.
--------------------------------------------------------------------------------

 4.   THE NUMBER OF SHARES OF STOCK IS 20,000,000 AT .01.
--------------------------------------------------------------------------------

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said        IMAGING INTERNATIONAL INCORPORATED
                         -------------------------------------------------------
has caused this certificate to be signed by

                         Neil Brodsky
-------------------------------------------------------    its President, and

                         Neil Brodsky
-------------------------------------------------------    its Secretary,

this 9th  day of April, 1998.


                                   By: /s/ Neil Brodsky
                                       -------------------------------
                                        President


                                  Attest: /s/ Neil Brodsky
                                         ----------------------------
                                         Secretary

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 03/05/1999
 991086230 -- 2634666

                                                                     File #
                                                                    2634666


                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

SeaHab, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY;

FIRST: That at a meeting of the Board of Directors of 3-1-1999, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


RESOLVED that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4th" so that, as amended, said Article shall be and read as follows:

THE AUTHORIZED NUMBER OF SHARES SHALL BE 20,000,000 @ .001 COMMON.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Neil Brodsky, has caused this certificate to be signed by Neil Brodsky, its President, and Neil Brodsky, its Secretary, this 1 day of March, 1999.


                                        By:  Neil Brodsky
                                           ----------------------------------
                                             President

                                        Attest:  Neil Brodsky
                                                -----------------------------
                                                 Secretary

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


                                  SEAHAB, INC.
--------------------------------------------------------------------------------
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of_______________________

DECEMBER 6, 1999
--------------------------------------------------------------------------------
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

THE OLD NAME SEAHAB, INC. SHALL BE DELETED. THE NEW NAME SHALL BE
--------------------------------------------------------------------------------
AVE. A CORPORATION
--------------------------------------------------------------------------------

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                                Craig L. Hope, Secretary

IN WITNESS WHEREOF, said        SEAHAB, INC.
                         -------------------------------------------------------
has caused this certificate to be signed by

                         Neil B. Brodsky
-------------------------------------------------------    its President, and

                         Craig
-------------------------------------------------------    its Secretary,

this 6th  day of December, 1998.


                                   By: /s/ Neil Brodsky
                                       -------------------------------
                                        President


                                  Attest: /s/ Craig L. Hope
                                         ----------------------------
                                         Secretary

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:43 PM 12/06/1999   MONDAY
  99151985 - 2634666

                             BOARD MEMBER AGREEMENT

THIS AGREEMENT is made and entered into this 7th Day of July between SeaHab, Inc. (Company) and George Winters (Individual Board Member):

WHEREAS the Company desires to have an Individual serve as a member on the Company Board of Directors.

WHEREAS, the Individual desires to serve as a member on the Company Board of Directors.

In consideration of time and effort spent to date and the mutual agreement herein contained, it is mutually understood and agreed upon between the parties as follows:

COMPENSATION: Within four to six weeks of signing this of Agreement the Company shall issue fifteen thousand (15,000) shares of the Company's stock (pursuant to S.E.C. Rule 144) to the individual Board Member.

ENTIRE AGREEMENT: This document contains the entire Agreement between the parties concerning the subject matter hereof, and no representations, inducements, promises or agreements oral or otherwise between the parties with reference thereto and not embodied in this document shall be of any force or effect.

BOARD MEMBER  DUTIES:  Board Member will perform the following  services for the
Company:

Board member will attend regularly scheduled board meetings and vote on issues put before the Board.

For the Company:                             Board Member

/s/ Neil Brodsky                             /s/ George Winters
-------------------------                    -----------------------
Neil Brodsky                                 George Winters


                                 Date: 7/26/99

                               GREAT OFFICES, INC.
                          AMERICAN OFFICE CENTERS, LLC.

                                    SUBLEASE

1. Parties.

          1.1 This Sublease, dated, for reference purposes only, May 19, 1999 is made by and between GREAT OFFICES, INC., / American Office Centers, L.L.C. (herein called "Sublessor") and Neil Brodsky, (herein called "Sublessee").

2. Premises.

          2.1 Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, a portion of that certain real property situated in the County of Los Angeles, State of California, commonly known as Great Offices, Inc. / American Office Centers, L.L.C. at Rolling Hills Estates, California, and described as approximately 239 square feet Office #35 & 56, as depicted on Exhibit "A". Said real property is hereafter called the "Premises".

3. Term.

          3.1 Term. The term of this Sublease shall be for 6 Months commencing on June 1, 1999 and terminating on November 30, 1999. At that time, lease term automatically converts to month to month. Once this lease converts to a month to month lease, Sublessee may terminate this Sublease upon sixty (60) days, 2 calendar months, written notice which notice may not set forth an effective date of termination other than the last business day of a calendar month. If Sublessee subleases two or more offices or space (mini-suites = 2 offices included), Sublessee shall provide not less than ninety (90) days, 3 calendar months, notice of termination, the date of termination to be effective on the last business day of a calendar month. Sublessee shall vacate the Premises on the last business day of the lease period. All equipment and furnishings shall be removed from the Premises by 5:00 PM on the last business day of the lease period.

          3.2 Delay in Commencement. Notwithstanding said Commencement Date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee. If Sublessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent.

          4.1 Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $697.10, in advance, on the first day of each month of the term hereof. Rent shall be made payable to Great Offices, Inc. I American Office Centers, L.L.C., 609 Deep Valley Drive Suite #200, Rolling Hills Estates, CA 90274, Attn: Suite Manager, or such other place Sublessor shall designate in writing. Sublessee shall pay Sublessor upon the execution hereof $697.10 as rent for the first whole or partial month. Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment based on a thirty-day month. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing. Sublessee shall pay a 6% or $50 late fee, whichever is greater, in the event rent is not received by Sublessor by the 3rd day of the month (See Attachment A), and a 10% or $20 returned check fee, whichever is greater, in the event Sublessees check is returned for any reason, both such sums as liquidated damages to compensate Sublessor for its costs and expenses. Acceptance of any such sum shall not limit Sublessor's rights and remedies upon a default by Sublessee. All discrepancies in Sublessee's billing must be directed to Sublessor's corporate offices in writing within 30 days of Sublessee's receipt of billing. It will be assumed that Sublessee is in receipt of billing within two days after the invoice date.

          4.2 Sublessee shall pay, as additional rent hereunder, Sublessee's proportionate share of the Building's Operating Costs in the manner set forth herein. The "Building's Operating Costs" shall include and be computed as set forth in the Master Lease. Sublessee's proportionate share equals a certain percent of the Building Operating Costs charged to Sublessor by the Master Lessor. Sublessee shall pay its proportionate share of the Building's Operating Costs monthly, at the same time as rent, based upon the most recent statement Sublessor has delivered to Sublessee which shall be delivered to Sublessee at least every 18 months, or at approximately the same time Sublessor receives a statement from the Master Lessor, or as a provision towards said operating costs calculated by Sublessor based on historical data for building of the same standard. Said statement shall be based upon the statement Sublessor receives from the Master Lessor and is, therefore, subject to change as provided in the Master Lease. In the event the Master Lessor assesses a surcharge to

                                              Initials: AOC  ????

Sublessor has delivered to Sublessee ??? shall be delivered to Sublessee at least every ??? months, or at approximately the same time Sublessor receives a statement from the Master Lessor, or as a provision towards said operating costs calculated by Sublessor based on historical data for building of the same standard. Said statement shall be based upon the statement Sublessor receives from the Master Lessor and is, therefore, subject to change as provided in the Master Lease. In the event the Master Lessor assesses a surcharge to Sublessor based upon a statement which did not correctly estimate actual Building Operating Costs, Sublessee shall immediately pay Sublessor its proportionate share of the surcharge within ten (10) days of notice to Sublessee. In the event the Master Lessor issues a credit to Sublessor due to an overpayment of the Building's Operating Costs, Sublessor shall apply Sublessee's proportionate share of such credit to any sums owing from Sublessee to Sublessor and any remaining credit to future sums due from Sublessee under this Section 4.2.

                   Even if the term of this Sublease has expired and Sublessee has vacated the Premises, or this Sublease has terminated, when the final determination is made of the actual Building Operating Costs, Sublessee shall immediately pay to Sublessor the difference between Sublessee's proportionate share of the actual Operating Costs and the amounts Sublessee has previously paid.

5. Security Deposit.

          5.1 Sublessee shall deposit with Sublessor upon execution hereof $697.10 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount herein above stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6. Use.

          6.1 Use. The Premises shall be used and occupied only for general office use. Sublessee will complete a "Tenant Information Sheet" for each person(s) that will be occupying or using the Premises.

         6.2 Compliance with Law. Sublessee shall, at Sublessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Sublessee of the Premises, or the operation of Sublessee's business. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, increase the cost of insurance, or which shall tend to disturb such other tenants.

          6.3 Condition of Premises. Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the Premises or their use, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents has made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7. Master Lease.

          7.1 Sublessor is the lessee of the Premises by virtue of a written lease hereinafter referred to as the "Master Lease", wherein Great Offices Inc./ American Office Centers L.L.C. of California is the Sublessor.

          7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

          7.3 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease subject, however, to any earlier termination of the Master Lease without default of Sublessor. In the event of such termination, this Sublease shall likewise terminate.

8. Services.

                                              Initials: AOC  ????

          8.2 Sublessor shall also provide or cause to be provided to Sublessee telephone equipment, extensions, and lines as the parties shall designate upon commencement of the lease term. Sublessor shall bill Sublessee, or cause fee to be billed receipt of an itemized statement therefor and shall be considered additional rent hereunder. In addition to any other remedies of Sublessor for the failure of Sublessee to pay rent or additional rent hereunder, Sublessor may terminate, or come to be terminated or decline to present termination of, telephone service to the Premises.

          8.3 If Sublessee brings onto the Premises a copier, Sublessor shall have the right to surcharge Sublessee the sum of $25.00 per month to be paid with rent as additional rent hereunder.

          8.3.2 If Sublessee brings onto the Premises a facsimile machine, Sublessor shall have the right to surcharge Sublessee the sum of $25.00 per month to be paid with rent as additional rent hereunder.

          8.3.3 Sublessee hereby guarantees usage of administrative services valued at $35.00 per office per month (refer to service list). Sublessee will be charged $35.00 per office per month. Sublessee may accumulate the monthly value; however any usage over the accumulated value will be billed at the price list rate. Any unused accumulated administrative services at the end of the lease term will be forfeited.

          8.4 Sublessee understands the working principle of the suite as being on a "first-come-first-serve" basis. In the event of a rush job, Sublessee's responsibility is to make clear to Great Office's/American Office Centers' staff the urgency of the work to be done so that no misunderstanding can arise.

          8.5 Sublessee acknowledges that all jobs with RUSH status will be charged at time-and-a-half the normal word processing rate.

          8.6 Sublessee also acknowledges that all jobs performed after regular hours are charged at an overtime rate: twice the normal word processing.

          8.7 Sublessee acknowledges that Sublessor is not responsible or liable for telephone and/or voice mail equipment malfunctions or any other occurrences out of the control of Sublessor that may interrupt this service.

          8.8 Sublessee also acknowledges that incoming and outgoing messages are oral, and Sublessor shall in no way be liable for any errors, omissions or difficulties by its staff or equipment in the transmission of calls and messages.

9.       Repairs and Maintenance.

          9.1 Sublessee shall keep the interior of the Premises neat, clean and in good order and condition. Sublessee shall be responsible for any and all damage or deterioration in the Premises due to an act or omission of the Sublessee or its invitees, other than that which is a result solely of ordinary wear and tear.

          9.2 Sublessee shall be responsible for any and all damage to telephone or other office equipment due to an act or omission of the Sublessee or its invitees, other than that which is a result solely of ordinary wear and tear.

10.      Alterations.

          10.1 Sublessee shall not make any alteration in or to the Premises without the prior written consent of Sublessor, which consent shall be in its sole discretion, and of the Master Lessor, which consent shall be subject to the conditions set forth in the Master Lease.

11.       Rules and Regulations.

          11.1 Sublessee shall comply with all rules and regulations of the building or development of which the Premises now are or may hereafter become a part, and such other rules and regulations which Sublessor may promulgate from time to time applicable to all subtenants.

          11.2 Sublessee shall cause any children or minors visiting the Premises to be orderly and quiet and shall restrict them to the confines of the Premises.

12.       Assignment and Subletting.

                                              Initials: AOC  ????

          12.1 Sublessee shall not assign, mortgage or encumber the Sublease, nor sublet, suffer or permit the Premises or any part thereof to be used by others without the prior written consent of Sublessor in each instance, which consent may not be unreasonably withheld. If Sublessor grants such consent, and as a condition thereof, during the term of such sublease, Sublessor shall be entitled to all rents, additional charges or other consideration payable to Sublessee by the sub-tenant in excess of the rent and other charges otherwise coming due under this Sublease.

13.       Holding Over.

          13.1 If Sublessee retains possession of the Premises or any part thereof after the termination of this Sublease, Sublessee's occupancy of the Premises shall be as a tenant at will terminable at any time by Sublessor. Sublessee shall pay to Sublessor rent for such time as Sublessee remains in possession at the rate of 200% of the total amount of rent payable hereunder for the month immediately preceding termination date of this Sublease, and in addition thereto, shall pay Sublessor for all actual damages sustained by reason of Sublessee's retention of possession.

14.       Surrender of The Premises.

          14.1 Upon termination of this Sublease, Sublessee shall peacefully surrender the Premises in broom-clean condition and otherwise in as good condition as when Sublessee took possession, except for reasonable wear and tear.

15.      Indemnification.

          15.1 Sublessee shall indemnify, save, defend, protect, and hold Sublessor harmless from all claims, suits actions, damages, liabilities and expenses in connection with loss of life, bodily or personal injury, property damage, or damage to Sublessee's business occurring or arising from or out of the use or occupancy of the Premises or any part thereof or occasioned wholly or in part by any act or omission of Sublessee or Sublessee's invitees, whether occurring in or about the Premises, or in the common areas or elsewhere within the building or development of which the Premises now are, or may hereafter become, a part. Sublessee's duty of indemnification shall not apply to injury, loss, or damage approximately caused by the negligence or willful act of Sublessor or its agents, contractors or employees. Sublessee shall further indemnify, save, protect and hold Sublessor harmless from any and all claims, suits, actions, damages or liabilities arising out of Sublessee's failure to perform and abide by the obligations of this Sublease.

16.      Sublessee's Insurance.

          16.1 Sublessee shall maintain at its own cost and expense insurance against fire and other perils as may be included in extended coverage insurance on Sublessee's property and leasehold improvements in an amount deemed adequate by Sublessor to cover their replacement cost and comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than $1 million combined single limit for each occurrence with respect to loss of life, bodily and personal injury and damage to property by water or otherwise. All such insurance shall name Sublessor as an additional insured and, if reasonably requested by Sublessor, shall also name the Master Lessor as an additional insured and shall contain appropriate endorsements denying Sublessee's insurance the right of subrogation against Sublessor and the Master Lessor, and shall contain a provision whereby each insurer agrees not to cancel such insurance without 30 days' prior written notice to Sublessor.

17.      Confidentiality: Temporary Waiver of Collection.

          17.1 Sublessee acknowledges that (i) Sublessor has agreed to a temporary waiver of its right to collect the difference, if any, between its standard rates for the Premises and the occupancy and service rates set forth elsewhere in this Sublease, (ii) some or all of the occupancy and service rates that are set forth in this Sublease may be less than Sublessor's standard rates therefor, as such rates may reflect the effect of such temporary waiver, (iii) Sublessor may partially or fully withdraw such temporary waiver an be permitted to collect the amounts so temporarily waived if Sublessee does not fully comply with the confidentiality provisions set forth in this section, and (iv) within its sole discretion, Sublessor may withdraw such temporary on thirty (30) days written notice to Sublessee, although, if such temporary waiver is withdrawn pursuant to the provisions of this subsection (iv), Sublessor may not collect the amounts so temporarily waived to the date of such withdrawal. Sublessee acknowledges that, as of the effective date of this Sublease, the amounts that are the subject of such temporary waiver are: (i) rent; (ii) additional rent; and (iii) services in the amounts set forth on summary of lease. Sublessee acknowledges that any disclosure by Sublessee of the existence of such temporary waiver or the amounts thereof could cause Sublessor certain economic harm. Accordingly, Sublessee agrees that it will hold in confidence all information concerning the terms and conditions of this Sublease and will not disclose any of such information to any third party at any time during or after the termination of this Sublease, without the prior written consent of the Sublessor having been obtained provided, however, that Sublessee may disclose such information to its professional service providers and to any relevant taxing authority, as well as to comply with an order therefor of a court of competent jurisdiction. In the event of any unauthorized disclosure of any such information and in furtherance of Sublessor's rights as set forth in subsection
(iii), above, and in addition to any other rights and remedies to which the Sublessor otherwise might be entitled. Sublessee shall, within ten (10) days written

                                              Initials: AOC  ????

demand therefor, tender to Sublessor such amounts as to which Sublessor had previously temporarily waived, or was currenUy temporarily waiving, collection. The terms and concitions of this section shall not apply to any information that has otherwise been publicly disclosed by the Sublessor.

18.       Default.

          18.1 The occurrence of any of the following shall be event of default under this Sublease: (i) Sublessee defaults in payment of rent or any other sum of money to be paid pursuant to the terms of this Sublease for a period of three
(3) days after written notice thereof from Sublessor; (ii) Sublessee defaults in the performance of any other term, covenant, condition or obligation of Sublessee under this Sublease and fails to cure such default within a period of twenty (20) days after receipt of notice from Sublessor specifying such default (or if such default specified is not capable of cure within such twenty (20) day period, the Sublessee fails immediately after notice from Sublessor to commence to cure such default and diligently to pursue completion of such cure during and after such twenty (20) day period); (iii) if Sublessee abandons or vacates any portion of the Premises for fifteen (15) consecutive days; (iv) Sublessee makes any transfer, assignment, conveyance, sale, pledge or disposition of all or a substantial portion of the Premises other than by reason of an assignment or subletting of the Premises under the conditions permitted under this Sublease; or (v) if Sublessee's interest herein is sold under execution.

          18.2 Upon any event of default, Sublessor shall have all rights specified under the laws of the State of California.

          18.3 In the event of default, Sublessor may charge the following costs for actions taken to rectify the state of default. Sublessor will charge an administrative fee of $100.00 for the issuance of a "3-day Notice". Sublessor will charge a reconnect fee for any full or partial disconnects resulting from default.

          18.4 In the event of default, and once Sublessee has failed to cure a 3 day notice, Sublessor waives all of his rights to occupy one or more of the offices he leases from Sublessor. Sublessor, at Sublessee sole cost, and at Sublessee's own risk, will move and store Sublessee property and belongings to a proper storage facility, where Sublessee will be able to recover his/her property upon demand.

19.       Notices.

          19.1 All notices, demands or other communications ("Notices") permitted or required to be given hereunder shall be in writing, and if mailed, postage prepaid shall be deemed given three (3) days after the date of mailing thereof or on the date of actual receipt whichever is sooner, all other notices shall be deemed given on the date of actual receipt. Notices shall be addressed as follows:

                  (a) If to Sublessor, to the address specified on the signature page of this Sublease; and

                  (b) If to Sublessee, its address at the Premises.

          19.2 Sublessor may from time to time by written notice designate such other place to receive future notices.

          19.3 Once Sublessee has given notice to vacate said premises, Sublessor reserves the right to show the Premises to prospective tenants during or before or after normal business hours.

20.       Smoking

          20.1 To preserve the quality of the environment in the executive suites of which the Premises are a part, Sublessee agrees that smoking is not permitted within the confines of the Premises, the executive suites, and on the floor where such suites are located.

21. Attorney's Fees.

          21.1 If any party brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

                                              Initials: AOC  ????

22. Sublessee/Employee Relations.

          22.1 The suite staff and Suite Manager do not report to Sublessee, nor are they employees of Sublessee.

          22.2 Sublessee acknowledges that Sublessor has invested significant time and effort at a substantial cost to train its staff and management. Should Sublessee hire a staff or management member, or should Sublessee encourage a staff or management member to leave the employ of Sublessor, Sublessee will pay Sublessor a finder's fee of $7,500.00 for each such staff or management member so hired or encouraged to leave.

23.       Relocation of Premises.

          23.1 Sublessor shall have the right to relocate the Premises to another part of Sublessor's estate in accordance with the following:

                  (a) The new premises shall be substantially the same in size, dimensions, configuration, decor, and nature as the Premises described in this Sublease;

                  (b) Sublessor shall give Sublessee not less than ten (10) days written notice of Sublessor's intention to relocate the premises.

                  (c) As nearly as practicable, the physical relocation of Sublessee from the Premises to the new premises shall take place on a weekend and shall be completed before the following Monday. Upon completion of such relocation, the new premises shall become the "Premises" under this Sublease;

                  (d) The direct costs of any such relocation shall be borne by Sublessor; and

                  (e) the parties hereto shall immediately execute an amendment to this Sublease setting forth the relocation of the Premises and any other modifications to the terms of this Sublease.

24        Use Restriction.

          24.1 No portion of the Premises shall be used by Sublessee to provide similar services as those offered by Sublessor which would create a conflict of interest. Should the situation arise, penalties and damages will be sought by Sublessor at Sublessees expense.

25.       Credit Report.

          25.1  Sublessee   will  complete  and  return  the  requested   credit
application prior to the commencement of said lease term. Sublessee authorizes Sublessor to run a credit report at Sublessee's sole cost.

26.       Addendum.

          26.1 This Sublease shall also include Paragraphs 609 Deep Valley Drive Suite #200, Rolling Hills Estates, CA 90274 through 2 phone lines waived. For this lease term a reduction of $139.40 will apply to the Monthly recurring charges for a rate of $867.99 as set forth on the Addendum attached hereto.

                                              Initials: AOC  ????

                                SUMMARY OF LEASE

Sublessor:                 GREAT OFFICES, INC./AMERICAN OFFICE CENTERS, L.L.C.

Sublessee:                 Neil Brodsky

Premises:                  609 Deep Valley Drive Suite #200, Rolling Hills
                           Estates, CA 90274

Office #:                  35 & 56

Lease Term:                6 Months
Start:                     June 1, 1999
End:                       November 30, 1999

Monthly Rent:              $697.10

Additional Rent:           Building & Operating Expenses $23.90
                           Telephone Equipment: 2 @ $50.00
                           Telephone Lines: 6 @ $128.00 (2 line charges waived)
                           Facsimile Lines & Ports: 1 Port $15.00
                           Modem Lines & Ports: NA
                           Administrative Services: waived
                           T1 Internet Access a separate Agreement

Security Deposit:          $697.10

Additional Refundable Deposits:
                           Telephone Equipment: NA-, First set of keys: NA- Any damage to phone or other office equipment will be paid in full by Sublessee.

Disclaimer:                Sublessee  understands  that  any  security  deposits
                           withheld by Sublessor may not be applied or credited against any rent due.

Rental Payment: I, the undersigned, acknowledge that rent & services are due on the 1st day of the month and that penalties or notice to vacate could be imposed by the 3rd day of the month if rent and additional rent then due has not been rendered to Sublessor.

Penalties:                 6% of total invoice or $50, whichever is greater, for
                           each late payment. 10% of total invoice or $20, whichever is greater, for each returned check.

Notice Conditions:         Notice must be given on or before the last day of the
                           month prior to the 60 day notice period.

Telephone Service:         I, the  undersigned,  acknowledge that I am liable to
                           Great Offices,  Inc./American Office Centers, L.L.C.,
                           for the payment of all  additional  rent  relating to
                           telephone  equipment,  extensions  and lines.  In the
                           event   I  am  not  in  the   position   to  meet  my
                           obligations, I authorize Sublessor, or designee, to remove equipment and terminate extentions immediately when notified by verbal notice only.

Read & Accepted:   /s/  ?????????

Dated:              5/19/99

                                              Initials: AOC  ????

                                 SIGNATURE PAGE

           SUBLESSOR:    GREAT OFFICES, INC./AMERICAN OFFICE CENTERS, L.L.C.

                  AT:             Corporate Office
                                  17011 Beach Boulevard, Suite 900
                                  Huntington Beach, CA 92647

               DATE:

                         By: __________________________

w/copy to:
Randolf Katz
Arter & Hadden
Jamboree Center
5 Park Plaza, Ste. 1000
Irvine, CA 92614

          SUBLESSEE:              Neil Brodsky

               DATE:


                                   By: /s/ Neil Brodsky
                                       ------------------
                                   Name: Neil Brodsky
                                   Title: Chairman, CEO

                                              Initials: AOC  ????

                                  Attachment A

                                Collection Policy

Article 1

         All rents & services are due on the first day of each month, unless specified otherwise in the sublease.

Article 2

         As a courtesy to those who have payments mailed in, a grace period through the third day of the month, no later than 5:00 PM, is extended.

Article 3

          At 5:00 PM late fees on the third calendar day are automatically charged to the account. Late fees are not reversible and are due in full upon submittance of statement.

Article 4

         If payment has not been received by 5:00 PM on the fifth day of the month, a partial disconnect* will occur on all bill back services, including, but not limited to:

                  *        Telephone Usage, Dial Tone

                  *        Mailing Equipment

                  *        Photocopies, etc.

         *  Concurrently  a  three-day  notice  may  be  issues,   at  Landlords
         discretion, Access to telephone equipment, extensions and lines will be terminated

         * The partial disconnect will incur an additional fee of $100

         * A client who receives a partial disconnect status will have his credit status change to cash in advance.

Article 5

         On the seventh day of the month, a three-day notice to pay or quit will be issued. This three-day notice will become effective at 5:00 PM on the eighth day of the month. Full disconnect will then take place as well as legal procedure to recover any outstanding debt for rent and services.

                  A three-day notice will incur the following charges:

                  *        $250 Administration Fee

                  *        $100 For Reconnect Fees

IMPORTANT:

         A three-day notice will be immediately reported to the following credit bureaus:

                               *    TRW

                               *    Dun & Bradstreet

                               *    Trans Union

No further credit will be extended by Great Offices and all services are to be paid in cash in advance.

IMPORTANT:

     * All dates are based on calendar days and not working days.

     * Once open credit has been lifted, a six month moratorium on reinstatement will be instituted.

         * Partial disconnect: Authorization codes will be removed from all equipment. Telephones will be restricted to prevent outgoing calls from being made, although incoming calls still can be answered by the suite's receptionist.

         * Full disconnect: Same as above except that telephones will not be answered and calls will connect directly to voice mail. You will not be able to access voice mail until full payment is made.

PAYMENT

All payments are due in full. Payment must include:

                  *   Current invoices (Rent, Services, and any other Charges)
                  *   Late fees
                  *   Any past due amounts

* If you dispute any charge, please notify the Credit Manager at 714/375-6668 immediately so we can query and resolve the problem in a timely manner.

* If you withhold rent payment in a dispute, you will be in default of your lease and procedures to collect will be enforced.

* If you think you may be late, please notify Accounts Receivable immediately so that arrangements can be made if possible before a delinquent situation occurs.

* We have a long history of working with our tenants; so do not hesitate to call when you need help.

                      Tenant Signature: /s/ ?????????
                                        ----------------------------------------

                      AOC Manager:
                                        ----------------------------------------


                                              Initials: AOC  ????

Left Intentionally blank


                                              Initials: AOC  ????

AMERICAN OFFICE CENTERS

              Internet Service Agreement

This Agreement is entered into on the day of 19, 1999 by and between American Office Centers and ????????? ("Client"), for the provision of Internet Services.

NOW THEREFORE, the parties agree to the following:

1.   The agreement is deemed to be a contract.

2. SERVICE ACTIVATION AND ANNIVERSARY DATE: "Service Activation" refers to initial service such as domain registration, IP addressing, and circuit ordering. American Office Centers initiates Service Activation upon receiving an executed, American Office Centers Internet Service Agreement and Client payment as approved by American Office Centers. The "Anniversary Date" refers to the day in which Service begins to the Client's office suite. From this day forward, unless a prepayment agreement has been specified, the Client will be billed monthly in advance for each month of Service.

3. TERM: It is hereby mutually agreed that either party may terminate this contract at the end of said term by giving to the other party written notice at least sixty (60) days prior thereto, but in default of such notice this contract shall automatically renew under the same conditions and for a term equal to that of the original one.

4.   SERVICE TO BE PROVIDED:  American  Office  Centers will provide Client with
     (i) the installation and operation of Internet service over transmission facilities provided by American Office Centers or third parties between American Office Centers-designated termination points in cities served by American Office Centers, and ancillary service (as hereinafter defined).

5. CLIENT RESPONSIBILITIES: Client has sole responsibility for installation, testing and operation of facilities, services and equipment other than that specifically provide by American Office Centers as part of the Service described in a Service Order: ("Client Facilities"). In no event will the untimely installation or non-operation of Client Facilities relieve Client of its obligation to pay charges for the Service as of Start of Service. The Client shall be responsible for user access security and network access, such as control over which users use the Service. American Office Centers provides no user access security with respect to any of its Client's facilities or facilities of others connected to the Internet. American Office Centers will assist in network security breach detection or identification, but shall not be liable for any inability, failure, or mistake in doing so.

6. Client will be charged $49.99 per month if Client prepays for 12 months (the sum of $599.88). Otherwise, Client will be charged $95.00 per month billed in advance of the first of each month.

7. Client is required to provide their own Network Interface Controller (NIC) card and Category 5 UTP patch cable (runs from back of controller card to wall jack). If Client so chooses, American Office Centers will provide and install a NIC (at an additional cost) in the client PC with American Office Centers indemnified for any loss, damage, liability, claim or expense arising  out of this  purchase.  If other  equipment  is  needed at time of onsite installation, Client will be responsible for purchase and installation of said equipment.

--------------------------------------------------------------------------------

14. INDEMITY: The Client agrees to indemnify and hold American Office Centers harmless against any claim, action or demands arising out of content disseminated by the Client's equipment, software, and/or users in any connected to the Service, and out of American Office Centers registration and maintenance of Client's domain name.

15. LIMITATION OF LIABILITY: Neither party shall be liable to the other for any loss, damage, liability, claim or expense arising out of or in relation to the Agreement, other than for payment of fees due under Sections 2, 3, 6, 7 and 8 for indemnification under Section 11, however caused, whether grounded in contract, tort, (including negligence) or theory of strict liability. IN NO EVENT SHALL American Office Centers BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, OR OTHER CONSEQUENTIAL DAMAGES (INCLUDiNG, WITHOUT LIMITATION, LOST PROFITS) ARISING OUT OF OR IN RELATION TO THE
     AGREEMENT. American Office Centers ENTIRE LIABILITY AND THE CUSTOMER'S EXCLUSIVE REMEDY SHALL BE AT American Office Centers OPTION, EITHER RETURN OF THE SERVICE FEES PAID FOR THE CURRENT MONTH OF SERVICE AND THE SETUP FEES PAID, OR REPLACEMENT OF CONNECTION SERVICE OR PRODUCTS. In any case, American Office Centers entire liability under or arising out of this agreement shall be limited to the amount the Client paid for the products and service that gave rise to the liability.

16. NO ASSIGNMENT: The Client shall not sell, transfer, or assign this Agreement without the prior written consent of American Office Centers. Any act in derogation of the foregoing shall be null and void, and the Client will remain obligated under this Agreement.

17. CANCELLATION: If the Client has prepaid for services and cancels before the one year term is up, Client will be prorated at $95.00 a month for months used.

/s/ ??????                                        5/19/99
-------------------------------              --------------------
Subscriber's Signature                       Date

                    SeaHab
-----------------------------------------------------------------
DBA (Doing Business As)                 American Office Centers

800 S. PCH #254
-----------------------------------------------------------------
Address

Redondo Beach, CA 91277
-----------------------------------------------------------------
City, State, Zip

310 316 0663
--------------------
Phone Number


--------------------------------------------------------------------------------

----------------------------
        SCHIFFMAN
----------------------------
         HUGHES
----------------------------
         BROWN
----------------------------

A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS

                              ACCOUNTANT'S CONSENT

        To the Stockholders and Board of Directors of SeaHab, Inc.

        We consent to the use of our Independent Auditor's Report dated November 30, 1999 and accompanying financial statements of SeaHab, Inc. (a development stage company) for the year ended December 31, 1998 and for the period from June 17, 1996 (Inception) to December 31, 1998. This Report will be included in the Form SB-2 which is to be filed with the Securities and Exchange Commission for SeaHab, Inc.

        /s/ SCHIFFMAN HUGHES BROWN

        SCHIFFMAN HUGHES BROWN
        Certified Public Accountants
        Blue Bell, Pennsylvania
        December 17, 1999


--------------------------------------------------------------------------------
           790 Penllyn Pike, Suite 302, Blue Bell, Pennsylvania 19422
                      (215) 646-2000 * Fax (215) 646-1937
                        shb@shbcpa.com * www.shbcpa.com

                                  Miles Garnett
                                 Attorney at Law
                                 66 Wayne Avenue
                         Atlantic Beach, N.Y. 11509-1537
                               Tel. (516) 371-4598
                          ---------------------------

December 15, 1999

Ave. A Corporation
609 Deep Valley Drive; Suite 200
Palos Verdes, CA 90274

Attention:      Board of Directors

Dear Persons,

                This letter is in connection with the public offering of up to five million six hundred fifty thousand shares, par value $.001 per share of Ave. A Corporation a Delaware corporation (the "Company"), under its Form SB-2 Registration Statement under the Securities Act of 1933 (the "Registration Statement"). Pursuant to such Registration Statement the Company proposes to sell 5,650,000 shares.

                I have examined such corporate records, certificates and other documents as I have considered necessary and proper for the purpose of this opinion. In such examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid record, certificates and documents.

                Based on the foregoing, it is my opinion that when (i) the Registration Statement shall have become effective under the Securities Act of 1933, as amended, (ii) the Certificates for the Company's Shares of the Common Stock have been duly executed, countersigned, registered and delivered and the consideration therefor paid to the Company, then the Stock shall be validly issued, fully paid and non-assessable.

Ave. A Corporation
December 15, 1999
Page 2

                I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to me under the caption "Legal Matters" and this opinion in the prospectus constituting a part of the Registration Statement.

Very truly yours,

/s/ Miles Garnett

Miles Garnett

                                   EXHIBIT 27

                             FINANCIAL DATA SCHEDULE

Fiscal Year End ..........................................     December 31, 1999
Period Start .............................................       January 1, 1999
Period End ...............................................    September 30, 1999
Cash .....................................................                6,240
Securities ...............................................                    0
Receivables ..............................................                    0
Allowances ...............................................                    0
Inventory ................................................                    0
Current Assets ...........................................                6,240
PP&E .....................................................                    0
Depreciation .............................................                    0
Total Assets .............................................                6,240
Current Liabilities ......................................                    0
Preferred Mandatory ......................................                    0
Preferred ................................................                    0
Common ...................................................                2,614
Other--SE ................................................                3,626
Total Liability and Equity ...............................                6,240
Sales ....................................................                    0
Total Revenues ...........................................                    0
CGS ......................................................                    0
Total Costs ..............................................                    0
Other Expenses ...........................................             (105,060)
Loss Provision ...........................................                    0
Interest Expense .........................................                    0
Income--Pretax ...........................................             (105,060)
Income--Tax ..............................................                    0
Income--Continuing .......................................                    0
Discontinued .............................................                    0
Extraordinary ............................................                    0
Changes ..................................................                    0
Net--Income ..............................................             (105,060)
EPS--Primary .............................................                 (.10)
EPS--Diluted .............................................                    0

ITEM 28. Undertakings

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

                To include any prospectus required by section I O(a)(3) of the Securities Act of 1933;

                To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Palos Verdes, State of California, on December __, 1999.


(Registrant)                        AVE.  A  CORPORATION

                                    By  /s/ Neil B. Brodsky
                                       -------------------------------------
                                          Neil B. Brodsky, President and
                                          Chairman of the Board of Directors



               In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.


(Signature)                             /s/ George M. Winters III
                                     ------------------------------------------
                                            George M. Winters III
                                            Secretary, Director


(Date)
                                     ------------------------------------------


(Signature)                             /s/ Richard Rever
                                     ------------------------------------------
                                            Richard Rever
                                            Vice President Marketing & Sales,
                                            COO, Director


(Date)
                                     ------------------------------------------


(Signature)                             /s/ Rose Rever
                                     ------------------------------------------
                                            Rose Rever
                                            Vice President Administration


(Date)
                                     ------------------------------------------


(Signature)                             /s/ Dr. David Frelinger
                                     ------------------------------------------
                                            Dr. David Frelinger
                                            Vice President Medical Operations



(Date)
                                     ------------------------------------------

         Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller and principal accounting officer and at least the majority of directors or persons perfoming similar functions.

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No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

Until August 31, 2000 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

Summary ...................................................................    5
Our Company ...............................................................    5
Business ..................................................................    5
The Offering ..............................................................    5
Risk Factors ..............................................................    7
Management Discussion of Analysis of Condition
and Results of Operations .................................................    9
Year 2000 Readiness Disclosure ............................................   10
Use of Proceeds ...........................................................   12
Dilution ..................................................................   13
Business ..................................................................   14
Principal Shareholders ....................................................   17
Management ................................................................   18
Certain Transactions ......................................................   22
Description of Securities .................................................   22
Shares Eligible for Future Sale ...........................................   23
Available Information .....................................................   24
Dividend Policy ...........................................................   25
Stock Transfer Agent ......................................................   25
Experts ...................................................................   25
Legal Matters .............................................................   25
Index to Financial Statements .............................................  F-1

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                               Ave. A Corporation




                                    5,650,000

                               SHARES COMMON STOCK
                          (par value $.001 per share)

                                [Logo Goes Here]

                               Ave. A Corporation
                              609 Deep Valley Drive
                             Palos Verdes, CA 90274

                             _______________, 1999

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